SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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IPC HOLDINGS, LTD.

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29 Richmond Road

Pembroke HM 08, Bermuda

NOTICE OF 2007 ANNUAL GENERAL MEETING

TO BE HELD ON JUNE 22, 2007

April 30, 2007

Dear Shareholder,

The 2007 Annual General Meeting of IPC Holdings, Ltd. (the “Company”) will be held at 9:30 a.m., local time, on Friday, June 22, 2007 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

•	To elect six Directors to hold office until the Company’s next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

•	To authorize the Board of Directors to fill vacancies in their number not filled at a general meeting or arising as a result of an increase in the size of the Board;

•	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2006;

•

To re-appoint KPMG as the Company’s independent auditors, to serve until the Company’s next Annual General Meeting, and to authorize the Audit Committee of the Board of Directors to set the compensation of such independent auditors;

•	To approve the IPC Holdings, Ltd. 2007 Incentive Plan;

•	To amend the Company’s Bye-laws to remove provisions relating to American International Group, Inc.;

•

To amend the Company’s Bye-laws to (i) permit the Company to acquire its shares as treasury shares, (ii) permit shares of the Company to be transferred without a written instrument and (iii) set out a definite time when notice will be deemed to be delivered; and

•	To transact such other further business, if any, as may lawfully be brought before the meeting.

Only shareholders of record, as shown on the register of members or the branch register of the Company, at the close of business on April 11, 2007 are entitled to receive notice of, and to vote at, the Annual General Meeting.

Please sign, date and return the enclosed proxy in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as Directors, use of the proxy and other related matters, you are urged to read the Proxy Statement on the following pages.

By Order of the Board of Directors,

Melanie J. Saunders
Secretary

IPC HOLDINGS, LTD.

29 Richmond Road

Pembroke HM 08, Bermuda

PROXY STATEMENT

The Board of Directors (the “Board”) of IPC Holdings, Ltd. (the “Company”) is soliciting the enclosed proxy to be voted at the 2007 Annual General Meeting of the Company’s shareholders (the “Annual General Meeting”) to be held at 9:30 a.m., local time, on Friday, June 22, 2007, at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed Proxy Card is properly executed and returned, the common shares, par value $0.01 per share, of the Company (the “Common Shares”) it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed Proxy Card are first being mailed to shareholders on or about April 30, 2007. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement.

All amounts set forth in this Proxy Statement are in United States dollars.

How to Revoke a Proxy

Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Who is Entitled to Vote

Holders of record of the Common Shares, as shown on the register of members or branch register of members of the Company, at the close of business on April 11, 2007 will be entitled to vote at the Annual General Meeting. As of April 3, 2007, there were issued and outstanding 63,652,729 Common Shares, with each Common Share entitling the holder of record on such date to one vote on a poll. See “What if I Own in Excess of 10% of the Common Shares” below for a description of the restrictions that may apply to voting of Common Shares.

What if I Own in Excess of 10% of the Common Shares

If the number of Controlled Shares (as defined below) of any holder would constitute 10% or more of the combined voting power of the issued and outstanding Common Shares (such holder, a “10% Shareholder”), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company’s Bye-laws (the “Bye-laws”), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the issued and outstanding Common Shares. “Controlled Shares” of any person refers to all Common Shares owned by such person, whether:

•	directly;

•

with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the “Code”); or

•	beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

The Company’s Bye-laws exclude from the calculation of the 10% voting power limitation described in the preceding paragraph any Common Shares owned by a bank, broker, dealer or investment adviser that does not have or exercise the power to vote those shares and that has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act, thereby permitting certain passive investor intermediaries to increase their share ownership above 10% in specified circumstances without being subject to the voting cutback. As of the date of this Proxy Statement, the Company is aware of only one shareholder that beneficially owns Controlled Shares in excess of 10% and the Company considers it that it is a passive investor intermediary that is not subject to the voting cutback.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares with reason to believe that it is a 10% Shareholder within the meaning of the Bye-laws please contact the Company promptly so that the Company may determine whether the voting power of such holder’s Common Shares should be reduced. By submitting a proxy, a holder of Common Shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder.

The Directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information. The Directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

Proposals to be Submitted to Shareholder Vote; Voting Requirements and Recommendations

Election of Directors

At the Annual General Meeting, shareholders will be asked to elect the six Director nominees set forth herein under the caption “Election of Directors” to serve as Directors of the Company until the Company’s next Annual General Meeting or until their successors are elected and qualified (Item A on Proxy Card). The Board size is currently set at eight Directors, and it is currently composed of seven Directors, six of whom are standing for re-election at the Annual General Meeting. Therefore, there will be two unfilled vacancies in the Board after the Annual General Meeting.

The Common Shares vote cumulatively in the election of Directors resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which such shareholder would be entitled to cast for the election of Directors with respect to its Common Shares multiplied by the number of persons standing for election as Director, and all votes entitled to be cast may be cast for one or more of the Directors being elected. Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the Proxy Card. Unless otherwise indicated on the Proxy Card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees.

Six Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee.

Authorization of the Board to fill Board vacancies

As indicated above, if all Directors standing for election at the Annual General Meeting are elected, there will remain two unfilled vacancies on the Board. In addition, the Board generally has the authority to increase the size of the Board of Directors to nine members and, were it to do so, there would be three vacancies. Shareholders will be asked to authorize the Board to fill any vacancy in their number not filled at a general meeting (Item B on Proxy Card), i.e., the two vacancies that will exist following the Annual General Meeting, and any vacancies created by an increase in board size thereafter.

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR this proposal.

Re-appointment of KPMG

At the Annual General Meeting, shareholders will also be asked to approve the re-appointment of KPMG as the Company’s independent auditors until the close of the Company’s next Annual General Meeting and to authorize the Audit Committee of your Board to set the auditors’ compensation (Item C on Proxy Card).

The re-appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the re-appointment of KPMG to serve in such capacity.

Approval of the IPC Holdings, Ltd. 2007 Incentive Plan

At the Annual General Meeting, shareholders will also be asked to approve the IPC Holdings, Ltd. 2007 Incentive Plan (Item D on Proxy Card).

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the IPC Holdings, Ltd. 2007 Incentive Plan.

Amendment of Bye-laws

At the Annual General Meeting, shareholders will be asked to consider and approve resolutions to amend the Company’s Bye-laws to (1) remove provisions relating to American International Group, Inc. (“AIG”) and (2) modernize the Bye-laws (Items E and F, respectively, on the Proxy Card).

The approval of the amendments requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

If shareholders do not approve both of the proposed amendments, the Company’s Bye-laws will be amended to reflect only the amendment that has been approved by shareholders, if any.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the proposed amendments to the Company’s Bye-laws.

Quorum; Abstentions and Broker Non-Votes

The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding Common Shares (without giving effect to the limitation on voting rights of 10% Shareholders) throughout the meeting.

Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of any proposal.

How to Vote Your Common Shares

A vote by a show of hands will be taken in the first instance on all matters (other than the election of Directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, subject to the voting restrictions set out in the Company’s Bye-laws, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented. Votes for the election of Directors may be cumulated, as described above under “Proposals to be Submitted to Shareholder Vote; Voting Requirements and Recommendations—Election of Directors”.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a shareholder in the register of members or branch register maintained by the share transfer agent, Computershare Investor Services, a Proxy Card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the Proxy Card in the enclosed envelope.

If you own shares through a bank or brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic instructions of how shares are to be voted and provide instructions for using those services on the voting instruction form.

The Company has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of the Company’s Common Shares and the Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

ELECTION OF DIRECTORS

(Item A on Proxy Card)

The Company’s Bye-laws generally permit the Board to determine the number of Directors serving on the Board from a minimum of two up to a maximum of nine Directors. The Board size is currently set at eight Directors, and it is currently composed of seven Directors. As a result of Mr. S. George Cubbon’s intention not to stand for re-election, six nominees are presented for election at the Annual General Meeting to hold office on your Board until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board. If so re-elected, there will therefore be two unfilled vacancies in the Board after the Annual General Meeting. Shareholders cannot vote at the Annual General Meeting for more than the six nominees standing for re-election. Your Board recommends a vote FOR each of the nominees listed on the enclosed Proxy Card. It is not expected that any of the nominees will become unavailable for election as a Director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

The name, age, principal occupation and certain other information concerning each nominee is set out below.

Frank Mutch (age 71) has been Chairman of the Board of the Company and its wholly-owned subsidiary IPCRe Limited (“IPCRe” and, together with the Company, “IPC”), since January 1, 2006 and has been a Director of the Company and IPCRe since 1996. Mr. Mutch was a consultant with the law firm Conyers Dill & Pearman from 1994 to 2000 when he retired from that position, after serving as a partner in that firm from 1981 to 1994.

James P. Bryce (age 58) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a Director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President—Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000.

Peter S. Christie (age 60) has been a Director of the Company since March 17, 2006 and of IPCRe since April 12, 2006. Mr. Christie is a principal of Friemann Christie LLC, an independent advisory and strategy consulting firm specializing in the field of insurance and risk related organizations. From 1997 to May 1999, Mr. Christie served as the Vice Chairman of Aon Group Inc., Chicago, a global risk advisory and insurance brokerage firm.

Kenneth L. Hammond (age 60) has been a Director of the Company and IPCRe since March 1, 2004. Mr. Hammond was President of Attorneys’ Liability Assurance Society (Bermuda) Ltd. (“ALAS”) from 1987 to 1995, and Vice Chairman, President and Chief Executive Officer of ALAS from 1995 to December 2000. He continued as Vice Chairman and Chief Executive Officer of ALAS from 2000 until December 2002, when he retired from that position. From 1987 to 1990, Mr. Hammond was also Managing Director of J.H. Minet in Bermuda. From 1982 to 1986, he served as Senior Vice President and Chief Financial Officer of Trenwick Limited in Bermuda.

Dr. the Honourable Clarence E. James (age 75) has been a Director of the Company and IPCRe since February 1996. Dr. James was Chairman, Government Employees Health Insurance Committee, from 1990 to 1998 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

Antony P. D. Lancaster (age 64) has been a Director of the Company since March 17, 2006 and of IPCRe since April 12, 2006. Mr. Lancaster currently serves on the board of directors of several insurance companies and other financial institutions. From 1991 to 1998, Mr. Lancaster served as Chairman and Chief Executive Officer of GAN Insurance Company Limited (formerly known as GAN Minster Insurance Company Limited). Following the acquisition of GAN by Groupama in 1998, Mr. Lancaster served as Chairman and Chief Executive Officer of Groupama Insurance, London until 2002.

In August of 2006, AIG sold its entire shareholding in the Company in an underwritten public offering and is no longer a shareholder of the Company. On April 9, 2007, the Company announced that S. George Cubbon, a Director of the Company and IPCRe since January 1, 2006, would not be standing for re-election to the Board at the Annual General Meeting. Mr. Cubbon’s decision is not as a result of any disagreement with the Company or its management. Mr. Cubbon will continue to sit on the Board until the Annual General Meeting.

Your Board has determined the following Directors to be “independent” directors under the rules of The Nasdaq Global Select Market (“Nasdaq”) during the time of their service on the board, based on its conclusion that they have no material relationship with IPC that would interfere with the exercise of their independent judgment: Peter S. Christie, Kenneth L. Hammond, Clarence E. James, Antony P. D. Lancaster and Frank Mutch. A copy of the Board policy on Director independence is available on the Company’s website at http://www.ipcre.bm under “Financial Information—Corporate Governance”.

Meetings and Committees of the Board

During the year ended December 31, 2006, there were six meetings of your Board (including regularly scheduled and special meetings). All incumbent Directors that served during such year attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of which they were a member. Commencing in July 2004, the independent Directors began meeting alone following each regularly scheduled Board meeting. Four executive sessions of the independent Directors were held during each of 2005 and 2006.

Your Board has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Nominating Committee.

Audit Committee. During 2006, the Audit Committee consisted of Messrs. Christie, Hammond, Lancaster and Mutch. Pursuant to its charter, a copy of which is available on the Company’s website at http://www.ipcre.bm under “Financial Information—Corporate Governance”, the Audit Committee is responsible for meeting with the Company’s independent accountants regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the year ended December 31, 2006. The Audit Committee is composed entirely of independent Directors.

Mr. Hammond, an independent Director, has been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the United States Securities and Exchange Commission (“SEC”), based on his prior experience as Chief Financial Officer of Trenwick Limited and his experience as President and Chief Executive Officer of ALAS, where he actively supervised ALAS’s principal financial officer. Mr. Mutch, an independent Director, has also been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the SEC, based on relevant experience acquired during the course of his 20-year legal career advising corporate clients, which required him to regularly review the financial statements of such clients. Since retiring from Conyers Dill & Pearman in 2000, Mr. Mutch has continued his involvement in business by serving as a director and member of the audit committee of a company with assets in excess of $1 billion. Although designated as audit committee financial experts, Messrs. Mutch and Hammond do not act as accountants for the Company and, under SEC rules, are not “experts” for purposes of the liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), or for any other purpose. Messrs. Mutch and Hammond do not have any responsibilities or obligations in addition to those of the other Audit Committee members; all Audit Committee members have identical duties and responsibilities.

Compensation Committee. During 2006, the Compensation Committee consisted of Messrs. Hammond, James, Lancaster and Mutch. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board, including administering all executive compensation plans, benefit plans and equity-based award plans of the Company. Pursuant to its charter, the Compensation Committee has discretion to delegate certain of its powers and responsibilities with respect to the Company’s compensation plans to the Company’s Chief Executive Officer or another body or committee including powers and responsibilities in respect of administration and making awards (but not with respect to the Named Executive Officers), amending, creating or terminating employee benefit plans and appointing agents and fiduciaries.

The Compensation Committee’s report begins on page 39. Additional information on the committee’s consideration of executive compensation is included in the Compensation Discussion and Analysis contained under “Executive Compensation” below.

The Compensation Committee held five meetings during the year ended December 31, 2006. The Compensation Committee is composed entirely of independent Directors. A copy of Compensation Committee charter is available on the Company’s website at http://www.ipcre.bm under “Financial Information—Corporate Governance”.

Executive Committee. During 2006, the Executive Committee consisted of Messrs. Bryce, Cubbon and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held four meetings during the year ended December 31, 2006.

Investment Committee. During 2006, the Investment Committee consisted of Messrs. Christie, Cubbon, Hammond and Lancaster. The Investment Committee is responsible for recommending asset allocations to the Board, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 2006.

Nominating Committee. During 2006, the Nominating Committee consisted of Messrs. Christie, Hammond, James and Mutch. The Company has not engaged any third party for the purpose of identifying or evaluating candidates for the Board. The Nominating Committee is composed entirely of independent Directors. Pursuant to its charter, a copy of which is available on the Company’s website at http://www.ipcre.bm under “Financial Information—Corporate Governance”, the Nominating Committee is responsible for identifying individuals believed to be qualified to become Directors and to recommend such individuals to the Board as nominees to stand for election as Directors at the annual general meeting or to be appointed to fill casual vacancies of the Board. The Nominating Committee held two meetings during the year ended December 31, 2006.

The Nominating Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for Director for consideration by the Nominating Committee for election at the 2008 Annual General Meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures described under “Shareholder Proposals for 2008 Annual Meeting” in this Proxy Statement.

The criteria adopted by the Board to use in evaluating the suitability of all nominees for Director include the following:

•	high personal and professional ethics, values and integrity;

•	education, skill and experience with reinsurance or other businesses and organizations that the Board deems relevant and useful;

•	ability and willingness to serve on any committees of the Board; and

•	ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

In addition to considering candidates suggested by shareholders, the Nominating Committee considers candidates recommended by current Directors, Company officers and others. The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation. The Nominating Committee’s review is typically based on any written materials provided with respect to the candidate. The Nominating Committee determines whether or not the candidate meets the Company’s general qualifications and specific qualities and skills for directors and whether or not requesting additional information or an interview is appropriate.

Director Compensation

The following table summarizes the compensation that the Company’s Directors earned for services as members of the Board or any committees of the Board during 2006.

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Frank Mutch	79,260	79,260
Kenneth L. Hammond	67,356	67,356
Dr. the Honourable Clarence E. James	47,678	47,678
S. George Cubbon	45,952	45,952
Antony P.D. Lancaster	38,000	38,000
Peter S. Christie	32,000	32,000

(1)	James P. Bryce, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his services as a Director. The compensation received by James P. Bryce as an employee of the Company is shown in the Summary Compensation Table.

Pursuant to the Bye-laws of the Company, the remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as a Director generally.

Until the 2006 Annual General Meeting held on June 16, 2006, the Company compensated Directors (other than any Director who was an employee of the Company or of IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting or any committee thereof, other than the Executive Committee, for which such Directors were compensated in the amount of $500 per meeting attended by such Director. All such compensation was paid in cash.

Until the 2006 Annual General Meeting, IPCRe provided separate and additional compensation to directors (other than any director who was an employee of the Company or of IPCRe) in the amount of $8,000 per year and an additional $500 per meeting of its Board or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $250 per meeting attended by such director. All such compensation was paid in cash. After the 2006 Annual General Meeting, IPCRe no longer provided separate compensation to the directors.

Pursuant to a Plan of Remuneration approved by shareholders at the 2006 Annual General Meeting, with effect from that date, Directors who are not employees of the Company receive a retainer in the amount of $25,000 per year, accruing on a per diem basis.

In addition, with effect from the date of the 2006 Annual General Meeting, the Chairman of the Board receives a retainer in the amount of $50,000 per year; the Chairman of the Audit Committee of the Board receives a retainer in the amount of $20,000 per year; the Chairman of the Compensation Committee of the Board receives a retainer in the amount of $15,000 per year; and the Chairman of each of the Nominating Committee and the Investment Committee of the Board receives a retainer in the amount of $10,000 per year, in each case accruing on a per diem basis.

In addition to the foregoing and effective as of June 16, 2006, each Director (including the Chairman of the Board or any Chairman of any Committee of the Board) receives the following amounts:

•	Board of Directors: $1,500 per meeting attended

•	Audit Committee: $1,500 per meeting attended

•	Compensation Committee: $1,500 per meeting attended

•	Executive Committee: $1,500 per fiscal quarter

•	Investment Committee: $1,500 per meeting attended

•	Nominating Committee: $1,500 per meeting attended

PROPOSED GRANT OF AUTHORITY TO FILL

BOARD VACANCIES

(Item B on Proxy Card)

The Bye-laws currently permit a maximum of nine (9) Directors except that, in the event any class or series of Preferred Shares is issued and outstanding, the Board is permitted from time to time to increase the maximum number of Directors to any number larger than nine (9) if the Board determines, in its discretion, that such increase is necessary to comply with the terms of any such class or series of issued and outstanding Preferred Shares.

At present the Board size is set at eight Directors, and it is currently composed of seven Directors. As a result of Mr. Cubbon’s intention not to stand for re-election at the Annual General Meeting and if all Directors standing for re-election are so elected, the Board will be composed of six Directors and there will therefore be two unfilled vacancies after the Annual General Meeting. In addition, the Board has the authority to increase the size of the Board of Directors to nine members and, were it to do so, there would be three vacancies. Shareholders will be asked to authorize the Board to fill any vacancy in their number not filled at the Annual General Meeting, i.e., the two vacancies that will exist following the Annual General Meeting, and any vacancy created by an increase in Board size thereafter. Your Board considers that it is important for it to have the ability to appoint as Directors candidates with qualifications that would be beneficial to the Board’s ability to fulfill its duties. Any candidate selected and appointed by the Board to fill any vacancy would have to stand for election by the shareholders at the next Annual General Meeting in order to continue to serve on the Board. The text of the resolution is set forth in Appendix A to this Proxy Statement.

Recommendation and Voting Requirement

Your Board recommends a vote FOR the granting of authority to the Board to fill Board vacancies.

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

RE-APPOINTMENT OF INDEPENDENT AUDITORS AND

AUTHORIZATION TO SET THEIR COMPENSATION

(Item C on Proxy Card)

The appointment of independent auditors is subject to approval annually by the Company’s shareholders. KPMG has served as the Company’s and IPCRe’s independent auditors since the Annual General Meeting on June 14, 2002. The Audit Committee and the Board have recommended the re-appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2007 and the authorization of the Audit Committee to set the compensation for the independent auditors.

Representatives of KPMG are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer appropriate questions at the meeting. If approved, KPMG will serve as the Company’s auditors until the close of the next Annual General Meeting for such compensation as the Audit Committee of your Board shall determine.

The following table shows information about fees paid by the Company to KPMG for services rendered for the fiscal years ended December 31, 2006 and 2005.

	2006	2005
Audit Fees	$763,901	$674,393
Audit-Related Fees	$—	$—
Tax Fees (1)	$—	$7,008
All Other Fees (2)	$206,143	$201,040

(1)	Tax Fees are fees paid in respect of work performed to prepare the Irish corporate tax returns for IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe.
(2)	All Other Fees are fees related to the Company’s S-3 shelf registration statements (File Nos. 333-133605 and 333-128905) and the issuance of comfort letters in connection therewith, as well as the Company’s S-8 registration statement (File No. 333-126434) in respect of the Company’s 2005 Stock Option Plan.

The Audit Committee has a policy to pre-approve all audit and non-audit services to be provided by the independent auditors and estimates therefor. The Audit Committee pre-approved all audit services and non-audit services and estimates therefor provided to the Company by the independent auditors in 2006.

Your Board recommends a vote FOR the re-appointment of KPMG as the Company’s independent auditors and the authorization of the Audit Committee to set the compensation of the independent auditors.

APPROVAL OF THE IPC HOLDINGS, LTD. 2007 INCENTIVE PLAN

(Item D on Proxy Card)

On April 24, 2007, upon the recommendation of the Compensation Committee, your Board of Directors unanimously adopted and approved the IPC Holdings, Ltd. 2007 Incentive Plan (the “2007 Incentive Plan”), subject to the approval of shareholders. The following is a brief description of the principal features of the 2007 Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2007 Incentive Plan, which is attached to this Proxy Statement as Appendix B.

Purpose

In 2006, the Company engaged Watson Wyatt & Company (“Watson Wyatt”) to assist it in enhancing and refining its executive compensation philosophy and to provide recommendations to improve the Company’s compensation program. As a result of this process, the Board determined that it should reconsider the manner in which it provides equity compensation to meet the Company’s stated objective to attract and retain the highest caliber of person in key positions and to motivate executives to create and manage a long-term sustainable business. The Board adopted the 2007 Incentive Plan, subject to shareholder approval, to have the flexibility to make grants of various types of equity-based awards and provide an incentive for officers, other employees, prospective employees and Directors of the Company, its subsidiaries and other affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company, its subsidiaries and other affiliates. A summary of the Company’s existing compensation program is provided under “Executive Compensation—Compensation Discussion and Analysis” below.

This 2007 Incentive Plan is designed to replace the Company’s Stock Option Plan, as amended effective June 10, 2005 (the “2005 Stock Option Plan”), which the Board terminated on February 20, 2007 (with respect to shares not subject to outstanding options thereunder), and the Company’s 2003 Stock Incentive Plan (the “2003 Stock Incentive Plan”), which the Board intends to terminate (other than with respect to awards outstanding thereunder) if the shareholders approve the 2007 Incentive Plan. Before terminating the 2005 Stock Option Plan in February of 2007, the Board awarded options thereunder in 2006 with respect to 2005 performance. No awards were made or are intended to be made under the 2007 Incentive Plan with respect to 2006 performance and the Company does not currently expect to make any awards under the 2007 Incentive Plan until the fiscal year beginning on January 1, 2008. With respect to 2006 compensation, the Board granted awards of restricted stock units pursuant to the 2003 Stock Incentive Plan, including awards designed in lieu of share option grants, as discussed under “Executive Compensation—Compensation Discussion and Analysis”.

Key Features of the Proposed 2007 Incentive Plan

Any employee of the Company, its subsidiaries and other affiliates, including the Named Executive Officers, and the Company’s Directors will be eligible to participate in the 2007 Incentive Plan. The Company currently has 28 employees, including the 4 Named Executive Officers (as defined under “Beneficial Ownership of Common Shares”, i.e., Messrs. Bryce, Weale, Fallon and Cozens), and there will be 6 Directors after the Annual General Meeting. For purposes of retaining flexibility in the future, the 2007 Incentive Plan permits the Company to make awards to Directors, and the Compensation Committee is studying whether a component of Directors’ compensation should be in the form of equity-based compensation. Adoption of the 2007 Incentive Plan allows the Company flexibility to make equity-based awards to Directors in the future; however, pursuant to the Company’s Bye-laws, any change in Directors’ compensation would have to be separately presented to shareholders for approval.

Administration. The 2007 Incentive Plan will be administered by the Compensation Committee of the Board, which is composed entirely of independent Directors. The Compensation Committee, or a subcommittee thereof, will have the authority: to exercise all of the powers granted to it under the plan; to construe, interpret and implement the plan and any award agreements; to set the rules and regulations relating to the plan; to amend the plan for changes in applicable law; to determine how awards may be settled or exercised; and to determine any deferral features. The Board may at its election exercise all of the rights of the Compensation Committee under the 2007 Incentive Plan. The Compensation Committee will also have the authority to amend any outstanding awards in any respect, whether or not the rights of the applicable grantee are affected (unless otherwise specified in the applicable award agreement). The plan is governed by the laws of Bermuda.

Common Shares Available for Issuance. The maximum number of Common Shares that are authorized for issuance under the 2007 Incentive Plan is 3,500,000, which includes 1,330,830 shares that were originally authorized for issuance under the 2005 Stock Option Plan. Upon shareholder approval of the 2007 Incentive Plan, the foregoing number of shares originally authorized under the 2005 Stock Option Plan will be available for issuance under the 2007 Incentive Plan.

Shares authorized for issuance under the 2007 Incentive Plan may be authorized but unissued Common Shares or authorized and issued Common Shares previously acquired by the Company.

If any award is forfeited or otherwise terminates or is canceled without the delivery of Common Shares, Common Shares are surrendered or withheld from any award to satisfy a grantee’s income tax withholding obligations, or Common Shares owned by a grantee are tendered to pay the exercise price of options or other awards granted under the 2007 Incentive Plan, then the shares covered by such forfeited, terminated or canceled award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for issue or transfer pursuant to awards granted or to be granted under the 2007 Incentive Plan. Any Common Shares delivered by the Company, any Common Shares with respect to which awards are made by the Company and any Common Shares with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for issue or transfer pursuant to awards under the 2007 Incentive Plan.

The Committee will adjust the number of Common Shares authorized under the 2007 Incentive Plan and will adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding awards (including, without limitation, the number of Common Shares covered by each outstanding award and the exercise or strike price of any award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of awards, for any increase or decrease in the number of issued Common Shares resulting from a recapitalization, share split, share subdivision, share dividend, bonus issue, share consolidation, combination or exchange of Common Shares, amalgamation, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company.

The Compensation Committee may grant share options, share appreciation rights, restricted shares, restricted share units, performance shares and share units and other share-based awards (collectively, the “Awards”) under the 2007 Incentive Plan. There is no limit on the amount of cash, securities or other property that may be delivered pursuant to any award.

Share Options and Share Appreciation Rights. The Compensation Committee may award share options and/or share appreciation rights, either in connection with all or any part of, or independently of, any share option, and will establish: the exercise price (provided that it be at least 100% of the fair market value of a Common Share on the date the option is granted); the vesting schedule and conditions; the maximum term of the option (which will be no more than ten years) and the method of payment for the exercise price, which may include (in the Compensation Committee’s discretion) cash, previously acquired Common Shares or another payment method as determined by the Compensation Committee (including cashless exercise). Share options and share appreciation rights are not exercisable after the termination of a grantee’s employment, unless the Compensation Committee determines otherwise and except for termination after normal retirement age or because of disability or death. The closing price of the Company’s Common Shares on Nasdaq on April 3, 2007 was $28.89.

Restricted Shares and Restricted Share Units. The Compensation Committee may award restricted Common Shares and restricted Common Share units that are subject to restrictions on transferability and other restrictions as it may determine in its discretion. The Committee will establish the manner and timing under which restrictions may lapse and in the case of units, the purchase price, if any, and the timing and conditions to vesting; provided, however, that unless the Compensation Committee determines otherwise, restrictions on 25% of restricted share units granted shall lapse on each of the first four anniversaries of the date of grant and the restrictions on restricted Common Shares and restricted share units shall lapse in the event of a participant’s death or disability. Any Common Shares with respect to which the restrictions have not lifted shall be repurchased or acquired by the Company (at an aggregate purchase price of $1.00) upon the termination of a grantee’s employment except as otherwise determined by the Compensation Committee. Any unvested restricted share units will be forfeited and canceled upon the termination of a grantee’s employment unless otherwise provided in the applicable award agreement.

Performance Shares, Performance Share Units and Other Share-Based Awards. The Compensation Committee may grant awards in the form of actual Common Shares or share units having a value equal to an identical number of Common Shares. The Compensation Committee will determine the performance vesting conditions, the length of the performance period (which shall be three years unless otherwise specified) and whether units will be paid in cash, Common Shares or a combination of the two. The Compensation Committee may grant other share-based awards denominated or payable in Common Shares under the terms and conditions as it may determine.

Dividend Equivalent Rights. The Compensation Committee may in its discretion include dividend equivalent rights with any award under the 2007 Incentive Plan, which allow the grantee to receive amounts equal to ordinary dividends that would be paid were the grantee holding the corresponding number of actual Common Shares.

Change of Control

All awards under the 2007 Incentive Plan will vest and become exercisable and all transfer restrictions will immediately lapse in the event a grantee’s employment is terminated (other than for cause) within 12 months following a change in control as defined under the plan. Awards may be assumed or replaced by a substantial equivalent by any successor or continuing entity in any amalgamation or merger or similar transaction. A change in control means any of:

•	any person becoming the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company’s then issued and outstanding voting securities;

•

a change in the composition of the Board over any two-year period where the Directors serving at the beginning of such period (and any approved new Directors) no longer constitute a majority by the end of the period (subject to certain exceptions);

•

consummation of a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approving a scheme of arrangement of the Company that would result in the voting securities of the Company issued and outstanding immediately prior thereto not representing at least 50% of the combined voting power of the voting securities of the Company of such surviving or continuing entity issued and outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or

•	the shareholders of the Company approving a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Amendment and Termination

The Board may amend or terminate the 2007 Incentive Plan or any part thereof at any time (subject to grantee consent, if so provided in the applicable award agreement, where such change would adversely affect an award previously granted to a grantee), except that an amendment that requires shareholder approval will not be effective unless approved by the requisite vote of shareholders. In addition, the Compensation Committee may not cancel an outstanding option or share appreciation right that is underwater for the purpose of granting a replacement award of a different type without shareholder approval. No awards may be granted under the 2007 Incentive Plan after the day prior to the tenth anniversary of its adoption; however, awards made under the 2007 Incentive Plan prior to its termination shall remain in effect until they have been satisfied or terminated in accordance with their terms.

Nonassignability and Hedging

Except as otherwise provided in the applicable award agreement, no award or right granted to any person under the 2007 Incentive Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will, by the laws of descent and distribution or as specified in a qualified domestic relations order as defined in Rule 16a-12 under the Exchange Act, and all such awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of the 2007 Incentive Plan will be null and void and any award that is hedged in any manner will immediately be forfeited. Notwithstanding the foregoing, the Compensation Committee may permit a grantee to transfer any award to one or more of his or her immediate family members or to trusts established in whole or in part for the benefit of the grantee and/or one or more of such immediate family members.

U.S. Federal Income Tax Consequences of 2007 Incentive Plan Participation

Following is a general summary of the United States Federal income tax consequences of participating in the 2007 Incentive Plan. This summary does not address all aspects of the U.S. Federal income tax consequences of participating in the plan that may be relevant to any particular participant and does not discuss any state, local or non-US tax consequences of participating in the plan.

Nonstatutory Share Options. Share options available for grant under the 2007 Incentive Plan are intended to be nonstatutory share options and are not intended to “incentive stock options” within the meaning of the Code. A participant will not be subject to tax upon the grant of a nonstatutory share option. Upon exercise of a nonstatutory share option, an amount equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price paid is taxable to the participant as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes.

Share Appreciation Rights. A participant will not be subject to tax upon the grant of a share appreciation right. Upon exercise of a share appreciation right, an amount equal to the amount received will be taxable to the participant as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes.

Restricted Shares. A participant will generally not be subject to tax upon receipt of an award of Common Shares subject to forfeiture conditions and transfer restrictions under the plan. Upon lapse of the restrictions, the participant will recognize ordinary income equal to the fair market value of the Common Shares on the date of lapse, and that income will be subject to income tax withholding and employment taxes, and such amount generally will be deductible by the Company. If any dividends are paid on restricted Common Shares prior to the lapse of the restrictions they will be includible in the participant’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

Restricted Share Units. A participant will not be subject to tax upon the grant of a restricted share unit. Upon vesting of the restricted share unit, the fair market value of the Common Shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the Common Shares underlying an award of restricted share units, the participant will recognize as ordinary income an amount equal to the fair market value (measured on the distribution date) of the Common Shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. If any dividend equivalent amounts are paid to a participant in respect of an award of restricted share units, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares. Upon the subsequent disposition of Common Shares acquired under any of the preceding awards, a participant will generally recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant’s basis in the Common Shares, and such amount will be long-term capital gain or loss if such Common Shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

2007 Incentive Plan Benefits

As described above, the Company has not made any awards under the 2007 Incentive Plan and it does not currently expect to do so until the fiscal year beginning on January 1, 2008. The amount of each participant’s award, when such award is made, will be subject to the Compensation Committee’s discretion. As a result, it is not possible to determine the amount that will be payable to any participant in the future or the form thereof. As indicated above, it is intended that the 2007 Incentive Plan will replace the 2005 Stock Option Plan and the 2003 Stock Incentive Plan; the following table shows the awards made in fiscal year 2006 under the 2005 Stock Option Plan with respect to 2005 performance and under the 2003 Stock Incentive Plan with respect to 2005 performance on the assumption those awards would have been made under the 2007 Incentive Plan if it had been in effect.

Name and Position	Dollar Value (1)	Number of Units
James P. Bryce, Chief Executive Officer	$596,660	9,091 RSUs 40,000 share options
John R. Weale, Chief Financial Officer and Senior Vice President	$337,107	4,309 RSUs 25,000 share options
Stephen F. Fallon, Senior Vice President	$312,230	3,355 RSUs 25,000 share options
Peter J.A. Cozens, Senior Vice President	$312,230	3,355 RSUs 25,000 share options
All current executive officers as a group (4)	$1,558,227	20,110 RSUs 115,000 share options
Non-executive directors as a group (6)	$—	—
Non-executive employees as a group (8)	$636,732	8,044 RSUs 47,500 share options

(1)	The amounts in this column were computed using the grant date fair value in accordance with SFAS 123(R), except that the Company assumed that Named Executive Officers will perform the service required for the amount to vest. The grant date fair value for the share option awards was $8.99. Assumptions used in the calculations are disclosed in Note 7 to the Company’s financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007.

Recommendation and Voting Requirement

Your Board recommends a vote FOR the approval of the IPC Holdings, Ltd. 2007 Incentive Plan, which is attached to this Proxy Statement as Appendix B.

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

PROPOSALS TO AMEND THE COMPANY’S BYE-LAWS

TO REMOVE PROVISIONS RELATING TO AIG

(Item E on Proxy Card)

At the Annual General Meeting, you will be asked to approve a resolution to amend the Company’s Bye-laws to remove provisions relating to AIG. The Board adopted such a resolution, subject to approval by the shareholders at the Annual General Meeting, by unanimous vote on February 20, 2007 and recommends a vote FOR each proposed amendment to the Company’s Bye-laws described below.

A description of each of the proposed amendments is set forth below. The descriptions are summaries only and are qualified in their entirety by reference to the text of such proposed amendments as set forth in the resolution.

Background

AIG was one of the founding investors that formed the Company in 1993. AIG held approximately 24% of Common Shares of the Company until August 15, 2006 when it sold its entire shareholding in an underwritten public offering. Because AIG no longer maintains an ownership interest in the Company, the Board considers it appropriate to update the Bye-laws by deleting those restrictions on the Company’s ability to repurchase, issue or transfer shares that applied only to AIG in its former capacity as a large shareholder (paragraphs 10(3), 53(2) and 63(2), respectively, of the Company’s Bye-laws) and to remove the related definitions of “AIG Option,” “AIG Person” and “United States 25% Shareholder” (paragraphs 1(1)(d), (e) and (hh), respectively, of the Company’s Bye-laws). Since AIG is no longer a shareholder, these provisions are no longer relevant to the Company. As a result, even if the proposed amendments are not adopted, these provisions will have no effect on the Company’s operations.

Implementation

If this proposal is approved, paragraphs 1(1)(d), (e) and (hh) of the Company’s Bye-laws will be deleted and paragraphs 10(3), 53(2) and 63(2) of the Company’s Bye-laws will be amended, as set forth in Appendix C to this Proxy Statement, effective as of the date of the Annual General Meeting.

Recommendation and Voting Requirement

Your Board recommends a vote FOR these proposed amendments to the Company’s Bye-laws.

The approval of these amendments requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

PROPOSAL TO AMEND THE COMPANY’S BYE-LAWS

(Item F on Proxy Card)

At the Annual General Meeting, you will be asked to approve a resolution to amend and thereby modernize the Company’s Bye-laws to (A) permit the Company to acquire its shares as treasury shares, (B) permit shares to be transferred without a written instrument and (C) set out a definitive time when notice will be deemed to have been delivered. The Board adopted such a resolution, subject to approval by the shareholders at the Annual General Meeting, by unanimous vote on February 20, 2007 and recommends a vote FOR each proposed amendment to the Company’s Bye-laws.

Background

Proposal to Amend the Company’s Bye-laws to Permit the Company to Repurchase its Shares and Hold Treasury Shares

The Company has been incorporated in Bermuda since its formation in 1993. In December 2006, Bermuda adopted amendments to the Companies Act 1981, as amended, to, among other things, permit companies to acquire and hold their own shares as “treasury shares” if authorized to do so by their memorandum of association or bye-laws. Such companies may then hold treasury shares, dispose of or transfer all or any of the treasury shares for cash or other consideration (as determined by the Board) or cancel all or any of the treasury shares. Absent this authority, a Bermuda company is required to cancel any shares it repurchases.

Acquiring shares as treasury shares reduces the number of outstanding shares on the open market and is viewed by the Board as an alternative to increase shareholder value. A company that holds treasury shares is not permitted to exercise any rights in respect of those shares, including any right to attend and vote such shares at meetings.

The Board considers that it is advisable and in the Company’s best interests and the best interests of shareholders to amend the Bye-laws in order to provide the Company with the flexibility to acquire and hold shares as treasury shares.

Proposal to Amend the Company’s Bye-laws to Permit Shares of the Company to be Transferred Without a Written Instrument

On August 8, 2006, the SEC approved amendments to Nasdaq Rule 4350(l), which requires securities listed on Nasdaq to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act, such as the one offered by The Depository Trust Corporation (“DTC”). A direct registration program permits a shareholder’s ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of a physical share certificate.

The rule change, which the Company must comply with by January 1, 2008, does not require the Company to participate in a direct registration program or to eliminate the issuance of physical share certificates. However, it does require that the Company’s shares be eligible for such a program. To be eligible, the Company is required to use a transfer agent that meets DTC’s requirements for direct registered securities and the Company’s shares must be transferable electronically. While the Company’s transfer agent and registrar, Computershare Investor Services, meets DTC’s requirements in this regard, the Company’s Bye-laws do not contain adequate authority to permit the electronic transfer of shares under Bermuda law.

In order to facilitate the Company’s participation in a direct registration program, the Board considers that it is advisable and in the Company’s best interests and the best interests of shareholders to amend the Company’s Bye-laws to permit shares of the Company to be transferred electronically by providing that shares may be transferred without a written instrument. If the proposed amendment is approved by shareholders, it is intended that the Company will participate in a direct registration program. It is not intended that the Company eliminate the issuance of physical share certificates, i.e., shareholders may continue to own their shares in the manner they currently do.

Proposal to Amend the Company’s Bye-laws to Set Out a Definite Time when Notice will be Deemed to be Delivered

Under the existing Bye-laws, the Company may send notices to shareholders using, among other things, mail or courier services. Such notice is deemed delivered at the time the notice would have been delivered in the ordinary course of transmission, and the Company need only show that the notice was properly addressed and prepaid and the time when it was posted. Owing to the uncertainty in the delivery of mail from Bermuda to foreign jurisdictions, the Company proposes to amend the Bye-laws to provide that, notwithstanding the above, notice will be deemed delivered ten (10) days after the date on which such notice is deposited, with postage prepaid, in the mail of any member state of European Union, the United States, or Bermuda.

Such a provision has become customary in the bye-laws of Bermuda companies incorporated after the Company’s formation in 1993. The Board therefore proposes to modernize the Company’s Bye-laws to conform with this practice. Mailings to shareholders of the Company, including notices that would be covered by this proposed amendment, are generally made from within the United States by the Company’s proxy solicitor, currently W. F. Doring & Co., Inc. in New Jersey, using the names and addresses provided by the Company’s transfer agent and registrar.

Implementation

If this proposal is approved, (i) definitions of “repurchase” and “treasury share” will be inserted in paragraph 1(1), a new paragraph 10(1) will be inserted and the remaining paragraphs of Bye-law 10 will be renumbered accordingly, Bye-law 10 will be amended and a new paragraph 51(4) will be inserted to permit the Company to acquire its shares as treasury shares; (ii) a new paragraph 62(3) will be inserted to permit shares of the Company to be transferred without a written instrument; and (iii) a new paragraph 84(2) will be inserted to set out a definite time when notice will be deemed to be delivered, each as set forth in Appendix D to this Proxy Statement, effective as of the date of the Annual General Meeting.

Recommendation and Voting Requirement

Your Board recommends a vote FOR these proposed amendments to the Company’s Bye-laws.

The approval of these amendments requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize certain relationships and the terms of certain of the Company’s agreements. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement (except for the administrative services agreement with AIG Insurance Management Services (Ireland) Ltd.) has been previously filed with the SEC and is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, a copy of which will be provided upon request. See “Additional Information.”

AIG was one of the founding investors that formed the Company in 1993. AIG held approximately 24% of the issued and outstanding Common Shares of the Company until August 15, 2006 when it sold its entire shareholding in an underwritten public offering.

Certain Business Relationships

Since the Company’s formation, subsidiaries of AIG have provided administrative, investment management and custodial services to the Company and IPCRe. Mr. S. George Cubbon, a Director from January 1, 2006 to the date of the 2007 Annual General Meeting, is President and Chief Executive Officer of American International Company Limited (“AICL”), AIG’s Bermuda-based management company that provides certain administrative services to us, as described below.

Administrative Services. IPC’s day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement. The administrative services agreement between IPC and AICL (the “Administrative Services Agreement”) originally terminated on June 30, 2003 and was, pursuant to its terms, automatically renewed for a three-year term to June 30, 2006. The annual fees payable to AICL pursuant to the Administrative Services Agreement were equal to 2.5% of the first $500 million of annual gross premiums written, 1.5% of the next $500 million of annual gross premiums written and 1.0% of any additional gross premiums written.

On September 1, 2006, IPC executed an amended and restated Administrative Services Agreement with AICL, effective as of July 1, 2006. AICL will perform IPC’s day-to-day administrative and other services pursuant to the agreement. Services and facilities provided pursuant to the agreement include office space in Bermuda, information technology services, payroll and pension administration services, human resource services and other services required by IPC in the ordinary course of business. The annual fees payable in connection with the agreement are equal to $2 million in the event annual gross written premiums equal or are less than $200 million and 0.5% of any additional annual gross written premiums in excess of $200 million. With certain exceptions, the agreement will continue in force until June 30, 2009 and will thereafter automatically renew for successive three-year terms unless prior written notice to terminate is delivered by or to AICL at least 180 days prior to the end of such three-year term.

Fees paid or payable to AICL for administrative services totaled $11.5 million for the year ended December 31, 2006.

IPCRe Europe Limited is party to an agreement with AIG Insurance Management Services (Ireland) Ltd. (“AIMS”), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $60,000 per annum.

Investment Management Services. AIG Global Investment Corp. (Ireland) Ltd. (“AIGGIC”), an indirect wholly-owned subsidiary of AIG, provides investment management services to IPC. AIGGIC manages IPC’s investment portfolio, subject to IPC’s investment guidelines, pursuant to an investment advisory agreement (the “Investment Management Agreement”). The Investment Management Agreement has an open term and may be terminated by either party on 30 days’ prior written notice. IPC pays AIGGIC different levels of monthly fees, which are based on the month-end market values of IPC’s various investment portfolios managed by AIGGIC (fixed income and money market instruments, U.S. equities, global equities and hedge funds). The advisory fee totaled $2.8 million for the year ended December 31, 2006. Due to the overall advisory fee paid to AIGGIC, IPC receives a rebate (approximately $2.8 million in 2006) on the underlying management fees charged by AIG/Sun America to manage two equity funds in which IPC invests. The performance of AIGGIC under the Investment Management Agreement is reviewed periodically by the Board. AIGGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) (“AIGGIC (Europe)”), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGGIC (Europe) advises AIGGIC on the management of IPC’s investment portfolio.

Custodial Services. AIG Global Investment Trust Services Limited (“AIGGITS”), an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to IPC pursuant to a custodial agreement (the “Custodial Agreement”). The Custodial Agreement provides for an annual fee of 0.02% of the market value of the portfolio plus reimbursement of reasonable out-of-pocket expenses including, but not limited to, legal fees. The Custodial Agreement has an open term and may be terminated by IPC or by AIGGITS on 90 days’ prior written notice. Fees incurred under the Custodial Agreement were $1.0 million for the year ended December 31, 2006.

Underwriting Services. Effective December 1, 2001, the Company’s subsidiary, IPCRe Underwriting Services Limited (“IPCUSL”), entered into an underwriting agency agreement (“Agency Agreement”) with Allied World Assurance Company, Ltd (“AWAC”), a multi-line insurance and reinsurance company. AWAC is a wholly-owned subsidiary of Allied World Assurance Company Holdings, Ltd., in which AIG holds an approximately 20% ownership interest. Under the terms of the Agency Agreement, IPCUSL was appointed to underwrite, on an exclusive basis, property catastrophe treaty reinsurance written by AWAC. IPCUSL’s remuneration for all services performed under the Agency Agreement was an agency commission of 6.5% of gross premiums written. On December 5, 2006, AWAC and IPCUSL mutually agreed to terminate the Agency Agreement effective as of November 30, 2006. Pursuant to the termination terms, AWAC will pay to IPCUSL a $400,000 early termination fee, $250,000 of which was payable on December 1, 2006 and $75,000 of which is payable on each of December 1, 2007 and 2008, respectively. AWAC will also continue to pay to IPCUSL any agency commissions due under the Agency Agreement for any and all business bound prior to November 30, 2006; IPCUSL will continue to service such business until November 30, 2009 pursuant to the Agency Agreement. The agency commissions earned by IPCUSL during the year ended December 31, 2006 were approximately $3.6 million.

Transactions in the Ordinary Course of Business with AIG

Premiums assumed from subsidiaries of AIG were approximately $25.4 million for the year ended December 31, 2006. Premiums ceded to a subsidiary of AIG during the same period were approximately $1.4 million.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Company’s Code of Conduct requires Directors and all employees to notify the Company of transactions involving the Company and a member of the immediate family of a Director or an employee, or an individual who has a close personal relationship with a Director or an employee of the Company. Conflicts of interest are prohibited under the Company’s Code of Conduct, unless they have been approved by the Company. All Directors and officers are required to complete an annual questionnaire to certify their compliance with the Company’s Code of Conduct.

When the Company becomes aware of a proposed or existing transaction with a related party, the Company Secretary, in consultation with management and external counsel, as appropriate, determines whether the transaction would require proxy disclosure as a related-party transaction. If such a determination is made, management and the Company Secretary, in consultation with external counsel, determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, should be terminated, or whether some other action should be taken. If deemed necessary, such action is then referred to the Company’s Executive Committee, at its next meeting (or earlier, if appropriate), for review and final determination as it deems appropriate.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The table below sets forth certain information as of April 3, 2007 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company, based on filings made by such person under Section 13(d) and Section 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a Director of the Company, each nominee for Director, the Chief Executive Officer, the Chief Financial Officer, each of the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”) and all Directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent (2)
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	9,517,473	(3)	14.9%

Snow Capital Management, L.P 2100 Georgetowne Drive, Suite 400 Sewickley, Pennsylvania 15143	4,594,464	(4)	7.2%

Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	4,076,263	(5)	6.4%

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403-1906	3,768,835	(6)	5.9%

James P. Bryce	241,182	(7)	*

Peter S. Christie	—		*

S. George Cubbon	5,185		*

Kenneth L. Hammond	—		*

Dr. the Honourable Clarence E. James	—		*

Antony P. D. Lancaster	—		*

Frank Mutch	2,000		*

Peter J. A. Cozens	82,738	(8)	*

Stephen F. Fallon	92,640	(9)	*

John R. Weale	115,965	(10)	*

All Directors and executive officers as a group	539,710		*

*	Less than 1% of the outstanding Common Shares.
(1)	In accordance with the rules of the SEC, a person is deemed to have “beneficial ownership” of Common Shares that such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person’s holdings have been calculated assuming full exercise of outstanding options exercisable by such person and the vesting of RSUs within 60 days, but not the exercise of options held by any other person. All amounts listed represent sole investment and voting power unless otherwise indicated.
(2)	Based on 63,652,729 Common Shares issued and outstanding at April 3, 2007.
(3)	According to information in the Schedule 13G/A filed on February 14, 2007, FMR Corp. had the following dispositive powers with respect to Common Shares: (a) sole voting power: 354,740; (b) shared voting power: none; (c) sole dispositive power: 9,517,473; and (d) shared dispositive power: none.

(4)	According to information in the Schedule 13G filed on February 5, 2007, Snow Capital Management, L.P. had the following dispositive powers with respect to Common Shares: (a) sole voting power: 4,550,304; (b) shared voting power: none; (c) sole dispositive power: 4,594,464; and (d) shared dispositive power: none.
(5)	According to information reported in the Schedule 13G/A filed on February 13, 2007, Pzena Investment Management, LLC had the following dispositive powers with respect to Common Shares: (a) sole voting power: 3,337,588; (b) shared voting power: none; (c) sole dispositive power: 4,076,263; and (d) shared dispositive power: none.
(6)	According to information reported in the Schedule 13G/A filed on February 5, 2007, Franklin Resources, Inc. had the following dispositive powers with respect to Common Shares: (a) sole voting power: 3,753,835; (b) shared voting power: none; (c) sole dispositive power: 3,768,835; (d) shared dispositive power: none.
(7)	Includes 581 Common Shares that are held by the IRA trustee for Mr. Bryce’s wife, for which Mr. Bryce disclaims beneficial ownership, and 135,000 Common Shares issuable upon the exercise of options.
(8)	Includes 50,000 Common Shares issuable upon the exercise of options.
(9)	Includes 47,500 Common Shares issuable upon the exercise of options.
(10)	Includes 92,250 Common Shares issuable upon the exercise of options.

EXECUTIVE OFFICERS

The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board. The name, age, principal occupation and certain other information regarding the current executive officers of the Company and IPCRe as of April 3, 2007 were as follows:

James P. Bryce (age 58) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a Director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President—Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

Peter J. A. Cozens (age 59) was appointed Senior Vice President of the Company and IPCRe on February 10, 2004, having served as Vice President of IPCRe since March 1995. From June 1993 to March 1995, Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D’Ambrumenil Syndicate at Lloyd’s, where his most recent responsibilities were those of Deputy Treaty Underwriter.

Stephen F. Fallon (age 51) was appointed Senior Vice President of the Company on February 10, 2004, having served as Senior Vice President of IPCRe since December 2001. From October 1997 to December 2001, Mr. Fallon served as Vice President of IPCRe. From June 1996 through October 1997, Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996, Mr. Fallon was a Senior Vice President and director of Christiania General Insurance Corporation of New York.

John R. Weale (age 48) was appointed Senior Vice President and Chief Financial Officer of the Company and IPCRe on February 19, 2002. Since July 1996, Mr. Weale had served as Vice President and Chief Financial Officer of the Company and IPCRe. Prior to joining IPC, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President—Offshore Management Services.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Compensation Philosophy

The Compensation Committee of the Board is responsible for the establishment, implementation and review of the Company’s executive compensation philosophy. The objectives of the Company’s compensation philosophy are to attract and retain the highest caliber of person in key positions and to motivate executives to create and manage a long-term sustainable business.

To achieve these objectives, the Company’s executive compensation program is designed with a view towards total compensation, aligning the wealth accumulation opportunities for key employees over the course of their career with the Company’s success. Balanced to manage attraction, retention and motivation, total compensation is delivered in a manner that is:

•	driven by the Company’s results over the short-, medium- and long-term;

•	influenced by the executive’s measurable and observable contributions to results;

•	efficient and affordable; and

•	coordinated to provide each executive with the appropriate earnings opportunity while employed, and replacement income in retirement, reflecting both long-term commitment and business results.

Elements of Compensation

The Company’s compensation program for executive officers is based on the following elements of compensation: base salary, other benefits and perquisites, performance bonus, long-term incentive awards, pension benefits, change in control protections and severance provisions. The Company believes that the best way to achieve its objectives of growing a long-term term sustainable business in the manner set forth above is to emphasize compensation that is at-risk and tied to the Company’s future performance and to motivate executives by rewarding them for achieving measurable results for the Company. The Company’s compensation program is designed such that performance bonus and equity-based compensation represents approximately 75% of the CEO’s and two-thirds of the other Named Executive Officers’ annual compensation, with approximately 50% for the CEO and 45% for the other Named Executive Officers in equity-based compensation.

The purpose and rationale of each element of the compensation program is as follows:

Competitive base salary that is paid in cash and reflects the individual’s market value, and the skills and competencies applied at the Company. The Company believes that this helps to attract and retain executives and provide them with financial security.

Annual cash incentive compensation (performance bonus) that is generally driven by the Company’s financial performance and tied directly to the accomplishment of each executive’s specific objectives. Accordingly, the delivery of incentive compensation for senior executives is generally based on measurable and observable criteria that are pre-established by management and the Compensation Committee. The performance bonus is paid in cash and serves as a short-term incentive that immediately rewards executives for meeting performance goals.

Long-term incentive compensation that is delivered over the long-term represents an important part of an executive’s compensation in a given fiscal year. Long-term incentive compensation is delivered in the form of equity-based awards subject to vesting criteria, which enables the executive to participate in the Company’s long-term performance, aligns the executive’s interest with the interest of the Company’s shareholders and encourages retention.

Perquisites that reflect competitive norms for the industry and geography within which the Company competes for talent.

Pension and nonqualified deferred compensation that provide replacement income in retirement that is proportional to the executive’s long-term commitment to the business, and in the latter case, that provide a long-term savings opportunity, both of which promote retention.

Change in control and post-termination pay, which support the Company’s ability to attract and retain superior executive talent and assist the Company should it undergo a change in control.

Independent Consultants

The Compensation Committee retains sole authority to hire, approve compensation, determine the nature and scope of responsibilities, evaluate performance and terminate the services of its independent compensation consultant. The Compensation Committee received advice from two independent consultants that it relied on in connection with the Company’s 2006 compensation program. In 2005, Mercer Human Resource Consulting (“Mercer”) conducted for IPC a total compensation analysis in the Bermuda-based insurance market for the positions held by the Company’s executive officers. In 2006, the Company engaged Watson Wyatt & Company (“Watson Wyatt”) to assist the Company to enhance and refine its executive compensation philosophy. The scope of this engagement was:

•	To assess the Company’s executive total compensation as compared to the market;

•

To define the best mix of compensation elements among fixed, variable (both short- and long-term) and indirect (benefits and perquisite prevalence) compensation, to achieve the Company’s performance and retention objectives; and

•

To ensure that the appropriate compensation components are being used to the appropriate degree for the Company’s business, including an assessment of the Company’s bonus program performance targets and payouts.

Neither Mercer nor Watson Wyatt provides any other services to the Company or its management.

Base Salaries, Allowances, Benefits and Perquisites

Base salary is the compensation that is paid to an individual executive during the fiscal year regardless of Company performance. The level of the Company’s base salaries reflects compensation levels paid within the insurance industry and the local and competitive environment. The annual base salary for the Chief Executive Officer is determined by the Board upon the recommendation of the Compensation Committee. Base salaries for the senior management group are based upon formal evaluations and the recommendations of the Chief Executive Officer, and are subject to the approval of the Compensation Committee and the Board. The Compensation Committee does not adhere to rigid formulas in determining the compensation levels for executives. It primarily considers competitive market compensation paid by other companies in the insurance industry and the local and competitive environment, such as Arch Reinsurance Ltd. (Bermuda), Max Re Capital Ltd. and Montpelier Re Holdings Ltd., but it does not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. The Compensation Committee also considers merit and changes in the cost of living in Bermuda; it reviews salary levels in December of each year.

The 2006 base salary of the Chief Executive Officer was $720,000. The 2006 base salaries for each of Messrs. Cozens and Fallon was $424,000 and the 2006 base salary for Mr. Weale was $366,100. Effective January 1, 2007, the Board approved a 5% increase in the base salary for each of Messrs. Bryce, Cozens, Fallon and Weale.

The Company provides cost of living and housing and utilities allowances, medical and life insurance benefits and other perquisites (club memberships, education and home leave allowances) to the executives as part of their overall compensation. The Company has not historically had a perquisites policy, but it believes them to be reasonable in comparison to those typically provided by peer companies, such as those mentioned above, and that perquisites constitute a small component of total compensation for each executive. The Compensation Committee reviews on at least an annual basis the level of perquisites provided to executive officers.

With respect to the implications for employees who are United States citizens of recent changes to the United States Federal income tax rules relating to the treatment of housing allowances, the Company will offset the impact of these changes for current employees by providing an annual lump sum payment equal to the tax impact of the change itself; this amount will not be grossed up for any additional tax burden. No such provision will be made in respect of any new hires.

Performance Bonuses

Performance bonuses are variable compensation and are subject to both corporate and individual performance. A target bonus is established at the beginning of the fiscal year and a bonus award is made following the release of the Company’s audited financial statements in February of each year, based on certain pre-determined objectives. For performance bonus compensation to date, the Company has not established specific targets upon which performance bonus awards are made. Rather, the Board and the Compensation Committee weigh the objectives in the manner described below and exercise their discretion to determine the final award. These objectives and the weight assigned to each for the fiscal year ended December 31, 2006 were: corporate performance 50%; individual performance 40%; and a 10% discretionary component to allow the Compensation Committee to reward general performance. Except for the Chief Executive Officer, whose bonus is determined by the Board upon the recommendation of the Compensation Committee, bonus awards are based on evaluations and recommendations made by the Chief Executive Officer to the Compensation Committee.

For fiscal 2006, the maximum bonus award possible for Mr. Bryce was 125% of base salary; the maximum bonus award possible for Messrs. Cozens and Fallon was 100% of base salary; and the maximum bonus award possible for Mr. Weale was 75% of base salary. The percentages were based on industry practice, the roles and responsibilities of the executive officer and the degree to which his performance could affect the Company’s financial results. The minimum bonus award for each executive officer was 25% of base salary. The target bonus award was the maximum.

The 2006 annual bonuses awarded were determined based upon an assessment of the Company’s performance for the period and each executive officer’s achievement of his established performance goals. In exercising its discretion as described above, the Compensation Committee noted the Company’s financial results as evidenced by its net income and operating return on equity together with its strong overall operational performance as demonstrated by the maintenance of its current financial rating; the amount of premium written; the timeliness of claims processing; the aging of receivables; and the effectiveness of internal controls over financial reporting. In light of these factors and considering each executive’s contribution to the Company’s performance in 2006, each executive officer was awarded his maximum bonus for fiscal 2006.

For the fiscal period commencing January 1, 2007, the Company has refined its methodology regarding target bonus awards by providing for specific threshold, target and maximum bonus awards. These awards are based on a percentage of the base salary of the executive concerned. For the Chief Executive Officer, the target bonus award is 100% of base salary and the maximum bonus award is 150% of base salary. For Senior Vice Presidents, the target bonus award is 75% of base salary and the maximum bonus award is 112½% of base salary. The threshold bonus award for each executive officer is 25% of base salary. The Company has also established measurable performance targets for the fiscal year to assess performance for purposes of the awarding of performance bonuses. These include: corporate performance (based on the Company’s operating return on equity and its performance relative to the Bermuda Insurance Index): 50%; and individual performance: 50% (60% of which is based on measurable pre-determined performance objectives and 40% of which is based on a subjective assessment of individual performance during the period). For fiscal 2007, each executive officer’s individual performance will be based (as appropriate to his position within the Company) upon his contribution to the overall financial performance of the Company and the achievement of corporate objectives relating to: the maintenance of the Company’s financial rating; the amount of premium written; the timeliness of claims processing; the collection of receivables; and the effectiveness of internal controls over financial reporting. The Compensation Committee will exercise its discretion in assessing individual performance against the factors listed. Corporate performance will be based on the achievement of the Company’s targeted return on equity on an operating basis and its performance relative to the Bermuda Insurance Index.

If the 2007 Incentive Plan (as described below) is adopted by the shareholders, a percentage of each executive’s bonus award will be awarded in the form of restricted Common Shares granted under the 2007 Incentive Plan, with the percentage increasing with favorable corporate performance results measured on the basis of return on equity on an operating basis. The maximum percentage of the Chief Executive Officer’s bonus award that can be granted in the form of restricted Common Shares is 20% of the maximum bonus amount and the maximum percentage of a Senior Vice President’s bonus award that can be granted in the form of restricted Common Shares is 15% of the maximum bonus amount. The vesting and terms of the restricted Common Shares will be designed on an individual basis. The purposes of the restricted Common Shares awards are to provide an additional retention feature for executive officers and to shift a portion of the bonus award to equity-based compensation.

Long-term Incentive Awards

Historically, the Company’s equity compensation has been delivered in a blend of share options and restricted share units (“RSUs”). Commencing in 2006, awards of equity compensation were determined and granted following the release of the Company’s audited financial statements in February of each year. The Company maintains no policy, whether official or unofficial, for timing the granting of share options or other equity based awards in advance of the release of material nonpublic information. The specific type and term of awards are at the discretion of the Compensation Committee and the Board and are based on corporate performance and the individual performance of the executive officer concerned during the fiscal year. Until recently, as described below, the Company maintained no policy as to the minimum, target or maximum value of the awards to each executive officer.

The Company does not currently maintain a formal policy for executive share ownership requirements. The Compensation Committee believes that the use of equity-based long-term incentive awards for the Named Executive Officers serves to reinforce share ownership and aligns executive and shareholder interests.

Share Options. Share options have been awarded pursuant to the 2005 Stock Option Plan, which was approved by the Company’s shareholders on February 15, 1996 and amended in 1999, 2003 and 2005. The 2005 Stock Option Plan is administered by the Compensation Committee. Share options may have a maximum term of ten years from the grant date. Each share option award vests in four equal annual installments on each of the first four anniversaries of the date of the grant. The exercise price for each share option was determined by the Compensation Committee and was not less than the closing price of the Company’s Common Shares on the trading day prior to the grant of the option.

The Compensation Committee concluded in 2006 that the realizable gain of share options granted over the past three years was very low, and that share options were no longer achieving a retentive or incentive effect. In addition, in 2006 the accounting treatment for share options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of share options less attractive by requiring a compensation expense to be recognized in respect of share options.

After consideration, the Board elected to eliminate the use of share options for grants made after the fiscal year ended December 31, 2006 and to grant executives awards of RSUs only, on the basis that such awards motivate executives to work to increase the share price while permitting the Company to issue fewer shares, thereby reducing potential dilution. On February 20, 2007, the Board terminated the 2005 Stock Option Plan with respect to the Common Shares not at that time subject to options thereunder.

Restricted Share Units. An RSU is an unsecured, unfunded right to receive one fully paid and non-assessable Common Share of the Company, or an equivalent cash payment, at a future date. To date, RSUs have been granted under and subject to the terms and conditions of the Company’s 2003 Stock Incentive Plan, which was approved by the Company’s shareholders on June 13, 2003, and the applicable award agreement. Each RSU vests, and the Common Shares underlying such award become issuable, in four equal annual installments on each of the first four anniversaries of the date of grant of the award.

Awards of RSUs made in respect of performance in the fiscal year ended December 31, 2006 were the aggregate of (i) the number of RSUs equivalent to the amount of each executive’s annual incentive bonus, based upon the closing price of the Company’s Common Shares two trading days following the release of the Company’s fourth quarter results; and (ii) the number of RSUs equivalent to the value of the share options that would have been awarded in respect of performance in the fiscal year ended December 31, 2006. The number of RSUs to be awarded in lieu of share options was determined using the Black-Scholes option pricing model to value the share options; this value was multiplied by the number of options that would have been awarded in respect of the fiscal year ended December 31, 2006 (which the Compensation Committee determined would have been 150% of the options awarded for the fiscal year ended December 31, 2005), in order to obtain a dollar value; this dollar value was divided by the closing price of the Company’s Common Shares two trading days following the release of the Company’s fourth quarter results to determine the number of RSUs to be granted to each executive.

Summary of Awards Made in 2006 and 2007. Summarizing the foregoing, the Company granted the following awards in the fiscal years 2006 and 2007 to date:

Name	RSUs Granted in 2006 for 2005 Performance	Share Options Granted in 2006 for 2005 Performance	RSUs Granted in 2007 for 2006 Performance
James P. Bryce President & Chief Executive Officer	9,091	40,000	40,928
John R. Weale Senior Vice President & Chief Financial Officer	4,309	25,000	15,872
Stephen F. Fallon Senior Vice President	3,355	25,000	20,910
Peter J.A. Cozens Senior Vice President	3,355	25,000	20,910

Changes in 2007. For the fiscal year commencing January 1, 2007, the Company intends to provide long-term incentive awards composed of 50% time-vested RSUs and 50% performance shares. Performance shares are designed to align executives’ performance objectives with the interests of the Company’s shareholders by taking into account earnings per share on an operating basis and relative shareholder return, as discussed below. The provision of these awards is contingent upon the approval by shareholders of the Company’s 2007 Incentive Plan described above under “Approval of the IPC Holdings, Ltd. 2007 Incentive Plan” and will first be awarded in 2008.

Each executive will be assigned an annual target long-term incentive grant based on his role; the target levels will be reviewed on an annual basis. The 2007 target (for award in 2008) for the Chief Executive Officer is 200% of base salary and the 2007 target (for award in 2008) for Senior Vice Presidents is 120% to 140% of base salary. The minimum and maximum amounts will be 100%, and 300%, respectively, of base salary for the Chief Executive Officer and 60% to 70% and 180% to 210%, respectively, for Senior Vice Presidents.

The RSU award, comprising 50% of the long-term incentive target, will be calculated as the relevant percentage of the base salary of the executive officer concerned (i.e., 100% of the Chief Executive Officer’s base salary and 60% to 70% of the base salary of a Senior Vice President, depending upon his position), divided by the closing price of the Company’s Common Shares two trading days following the release of the Company’s fourth quarter results, which occurs in February of each year. Each RSU vests, and the Common Shares underlying such award become issuable, in four equal annual installments on each of the next four anniversaries of the date of grant of the award. There are no performance conditions attached to the award of RSUs.

The target number of performance shares for award to an executive is calculated in the same manner as his RSU award, i.e., as the relevant percentage of the base salary of the executive officer concerned divided by the closing price of the Company’s Common Shares two trading days following the release of the Company’s fourth quarter results. Awards will be made on an annual basis in 3-year overlapping performance cycles with a 3-year cliff vest. Performance share awards will be based on a combination of two metrics: two-thirds 3-year growth of earnings per share on an operating basis and one-third 3-year relative shareholder return as compared to the BSX Bermuda Insurance Index, which is calculated and managed by the Bermuda Stock Exchange. Cumulative operating earnings per share must be positive over the 3-year period in order for an award to vest. If the Company’s performance for the 3-year period exceeds 150% of target, any award in excess of 150% and up to 200% will be converted into restricted Common Shares (assuming the 2007 Incentive Plan (as described below) is approved by shareholders). The restrictions will lapse in accordance with terms of the 2007 Incentive Plan and the applicable award agreement.

The Company currently has no written policy with respect to recovery of awards when financial statements are restated, but in the event of a restatement, the Company would adjust any awards as required by applicable law.

Consideration of prior years’ compensation. The cumulative amounts realizable from prior years’ equity-based long-term incentive compensation generally are not considered in determining the amount or the elements of current year compensation. The Compensation Committee and Company management believe that this approach is most consistent with the goal of motivating strong performance in each year by enabling key employees to continue to earn competitive compensation in exchange for achievement of annual and long-term financial goals.

Policy on Hedging. The Company’s Code of Conduct prohibits hedging and derivative transactions in the securities of the Company (other than transactions in stock options), such short sales, “put” or “call” options, swaps, collars or similar derivative transactions.

Pension Benefits and Nonqualified Deferred Compensation

To assist executives with their long-term financial security, the Company maintains the pension benefits, nonqualified deferred compensation agreements and supplemental retirement agreements for the benefit of Named Executive Officers that are described in the “Post Employment Benefits” section below.

Change in Control and Severance

Special Retention Agreements. In January 2006, Messrs. Cozens, Fallon and Weale (as well as selected other employees of the Company) entered into special retention agreements with the Company. These agreements were designed by the Company to retain its key personnel in response to the increased demand for qualified officers and employees occasioned by the establishment in 2005 of a number of Bermuda-based competitors to the Company following hurricane Katrina. In general, the agreements referenced a base salary increase effective January 1, 2006 and provided for incentives (special retention bonuses), corresponding to 50% of base salary, to such executive officers and selected other employees to remain employed with the Company through January 31, 2007. If any such executive officer or such other selected employee wished to terminate his employment during the retention period, he was required to provide advance notice of termination, generally 180 days. The special retention agreements also contained requirements with respect to the officer’s or employee’s obligations to the Company in respect of proprietary information and competitive activities.

The Company paid the special retention bonuses to Messrs. Cozens, Fallon and Weale as of January 31, 2007 pursuant to the terms of the special retention agreements. It is not proposed that the Company enter into any special retention agreements with any employees during 2007.

Change in control. The Company’s 2003 Stock Incentive Plan and 2007 Incentive Plan, if approved, provide that all awards granted thereunder shall vest immediately and become due and payable in the event that the Company undergoes a transaction that is deemed to be a change of control. The 2005 Stock Option Plan provides that all options granted thereunder shall vest immediately and become exercisable in the event that the Company undergoes a transaction that is deemed to be a change of control.

A change of control under the 2003 Stock Incentive Plan and the 2005 Stock Option Plan means any of: (1) any person becoming the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (2) a change in the composition of the Board over any two-year period where the Directors serving at the beginning of such period (and any approved new Directors) no longer constitute a majority by the end of the period (subject to certain exceptions); (3) the shareholders of the Company approving a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approving a scheme of arrangement of the Company that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the voting securities of the Company or such surviving or continuing entity outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or (4) the shareholders of the Company approving a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A change of control under the 2007 Incentive Plan is described under “Approval of the IPC Holdings, Ltd. 2007 Incentive Plan” above.

Severance. The Company’s 2003 Stock Incentive Plan provides that, if a grantee’s employment is terminated without cause, the grantee’s award to the extent not yet vested will thereupon be 100% vested. The 2005 Stock Option Plan provides that no part of any option may be exercised after the termination of employment of a participant with the Company or any subsidiary, except that: (i) if such termination of employment is at or after normal retirement age or due to disability, any portion of an option, whether or not exercisable at the time of such termination, may be exercised by the participant at any time within the term of the option; and (ii) if such termination of employment is not at or after normal retirement age or due to disability or death, with the approval of the Board, any portion of an option may be exercised by the participant within such period as the Board may determine after such termination, but only to the extent such option was exercisable at the time of such termination unless the Board or Compensation Committee otherwise determines.

Role of Executive Officers in Compensation Decisions

The Compensation Committee approves the compensation (including base salary, annual bonus and long-term compensation) of Messrs. Cozens, Fallon and Weale, after considering the recommendations of the Chief Executive Officer. The Compensation Committee reviews and approves all Company and individual goals and objectives relevant to the Chief Executive Officer’s compensation; evaluates the Chief Executive Officer’s performance in light of those goals and objectives; determines and approves the Chief Executive Officer’s compensation (including base salary, annual bonus, long-term compensation, executive benefits and perquisites) based on this evaluation; and reviews its decisions with the Board.

No executive officer or other employee of the Company served as a member of the Compensation Committee or as a member of the compensation committee of any company where an executive officer of such company is a member of the Compensation Committee.

2006 COMPENSATION

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to the Company’s Named Executive Officers in 2006. Positions listed in the table set forth below are held with both the Company and IPCRe.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (1) (d)	Share Awards ($) (2) (e)	Option Awards ($) (3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4) (g)	All Other Compensation ($) (h)	Total ($) (i)
James P. Bryce, President & Chief Executive Officer	2006	720,000	900,000	728,690	473,200	288,655	238,228	3,348,773

John R. Weale, Senior Vice President & Chief Financial Officer	2006	366,100	274,575	200,609	284,950	—	195,144	1,321,378

Stephen F. Fallon, Senior Vice President	2006	424,000	424,000	251,475	299,350	—	252,389	1,651,214

Peter J.A. Cozens, Senior Vice President	2006	424,000	424,000	271,235	284,950	137,776	229,342	1,771,303

(1)	The amounts in column (d) reflect the cash awards to the named individuals in relation to performance bonus compensation. The amounts quantified in column (d) reflect performance during 2006.
(2)	The amounts in column (e) reflect the 2006 compensation expense for awards (in the form of RSUs) that were granted to Named Executive Officers in and prior to December 31, 2006, computed in accordance with SFAS 123(R), except that the Company assumed that Named Executive Officers will perform the service required for the award to vest. Assumptions used in the calculation of these amounts are disclosed in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007. RSUs are deemed to vest immediately for grants awarded to retirement-eligible employees (Messrs. Bryce & Cozens).
(3)	The amounts in column (f) reflect the 2006 compensation expense for awards (in the form of options to acquire Common Shares) that were granted to Named Executive Officers in and prior to December 31, 2006, computed in accordance with SFAS 123(R), except that the Company assumed that Named Executive Officers will perform the service required for the award to vest. Assumptions used in the calculation of these amounts are disclosed in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007.
(4)	The amounts in column (g) reflect the actuarial increase during 2006 in the present value of the Named Executive Officer’s benefits under all defined benefit pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. The Named Executive Officers’ pension arrangements are described below in the narrative preceding the Pension Benefits Table.

All Other Compensation (column (h))

The amounts in column (h) comprises the following payments and benefits:

Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Nonqualified Deferred Compensation Arrangements ($)	Total ($)
James P. Bryce, President & Chief Executive Officer	2006	186,859	16,369	35,000	238,228
John R. Weale, Senior Vice President & Chief Financial Officer	2006	142,101	14,738	38,305	195,144
Stephen F. Fallon, Senior Vice President	2006	192,880	18,309	41,200	252,389
Peter J.A. Cozens, Senior Vice President	2006	199,950	9,392	20,000	229,342

Perquisites

The “Perquisites and Other Personal Benefits” column of the table above comprises the following:

Name	Year	Housing Allowance	Cost of Living Allowance	Home Leave Allowance	Education Allowance	Utility Allowance	Welfare Benefit	Club Dues	Total Perquisites And Other Personal Benefits
James P. Bryce, President & Chief Executive Officer	2006	93,875	63,312	6,979	—	9,502	8,441	4,750	186,859

John R. Weale, Senior Vice President & Chief Financial Officer	2006	63,147	54,996	4,784	—	5,783	8,441	4,950	142,101

Stephen F. Fallon, Senior Vice President	2006	89,125	65,388	3,988	13,937	7,051	8,441	4,950	192,880

Peter J.A. Cozens, Senior Vice President	2006	108,875	69,324	6,466	—	4,144	8,441	2,700	199,950

2006 Grants of Plan-Based Awards

The following table describes the share option grants and grants of RSUs that were made to each of the Named Executive Officers in calendar year 2006.

In 2006, the Company’s performance bonus awards provided for annual payments only and did not have a long-term payment component. The amounts of 2006 performance cash bonuses are disclosed under column (d) of the Summary Compensation Table and are described in the Compensation Discussion & Analysis (see the “Performance Bonuses” section on page 25). Through 2006, the Company had not granted any long-term equity awards with threshold, target and maximum payouts. As described in the Compensation Discussion & Analysis, beginning in 2008, the Company intends to grant performance-based long-term equity awards in the form of performance shares.

Name (a)	Grant Date (b)	All Other Share Awards: Number of Shares of Share or Units (#) (1) (c)	All Other Option Awards: Number of Securities Underlying Options (#) (d)	Exercise Or Base Price of Option Awards ($ /Sh) (2) (e)	Closing Price on Grant Date ($ /Sh) (2) (f)	Grant date fair value of share and option awards ($) (3)(4) (g)
James P. Bryce, President & Chief Executive Officer	3/17/2006	—	40,000	28.00	28.04	359,600
	3/17/2006	9,091	—	—	—	237,060

John R. Weale, Senior Vice President & Chief Financial Officer	3/17/2006	—	25,000	28.00	28.04	224,750
	3/17/2006	4,309	—	—	—	112,357

Stephen F. Fallon, Senior Vice President	3/17/2006	—	25,000	28.00	28.04	224,750
	3/17/2006	3,355	—	—	—	87,480

Peter J.A. Cozens, Senior Vice President	3/17/2006	—	25,000	28.00	28.04	224,750
	3/17/2006	3,355	—	—	—	87,480

(1)	The amounts shown in column (c) reflect the number of RSUs granted to each Named Executive Officer in 2006 pursuant to the 2003 Stock Incentive Plan. The RSUs vest in equal annual installments on each of the first four anniversaries of the date of grant.
(2)	The Company granted options to acquire Common Shares to Named Executive Officers at an exercise price of $28.00, as determined in accordance with the 2005 Stock Option Plan, pursuant to which the exercise price must be at least 100% of closing market price for the Company’s Common Shares on the trading day before the date of grant. The closing price for the Company’s Common Shares on March 16, 2006 was $27.75. These options vest and become exercisable in four equal annual installments on each of the first four anniversaries of the date of grant of the option, and lapse on the tenth anniversary of the date of issue.
(3)	The grant date fair value of the share option awards was $8.99, as shown in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007.
(4)	The grant date fair value of the RSUs was computed in accordance with SFAS 123(R), except that the Company assumed that Named Executive Officers will perform the service required for the awards to vest. Assumptions used in the calculation of these amounts are disclosed in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the Named Executive Officers concerning options outstanding as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)(1)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)(1)	Closing Market Price on Date of Grant ($)	Option Grant Date	Option Expiration Date
James P. Bryce,	10,000	—	32.1875	32.0625	1/2/1998	1/2/2008
President & Chief Executive Officer	35,000	—	27.8500	29.4300	1/2/2002	1/2/2012
	22,500	7,500	31.5400	31.4900	1/2/2003	1/2/2013
	20,000	20,000	38.9000	40.2510	1/2/2004	1/2/2014
	10,000	30,000	43.0300	43.0300	1/3/2005	1/3/2015
	—	40,000	28.0000	28.0400	3/17/2006	3/17/2016

John R. Weale, Senior Vice President & Chief Financial Officer	3,750	—	32.1875	32.0625	1/2/1998	1/2/2008
	4,000	—	22.8125	22.7500	1/4/1999	1/4/2009
	6,000	—	15.3750	15.0000	1/3/2000	1/3/2010
	6,000	—	21.0000	22.1250	1/2/2001	1/2/2011
	20,000	—	27.8500	29.4300	1/2/2002	1/2/2012
	11,250	3,750	31.5400	31.4900	1/2/2003	1/2/2013
	12,500	12,500	38.9000	40.2510	1/2/2004	1/2/2014
	6,250	18,750	43.0300	43.0300	1/3/2005	1/3/2015
	—	25,000	28.0000	28.0400	3/17/2006	3/17/2016

Stephen F. Fallon, Senior Vice President	6,250	—	27.8500	29.4300	1/2/2002	1/2/2012
	5,000	5,000	31.5400	31.4900	1/2/2003	1/2/2013
	6,250	12,500	38.9000	40.2510	1/2/2004	1/2/2014
	6,250	18,750	43.0300	43.0300	1/3/2005	1/3/2015
	—	25,000	28.0000	28.0400	3/17/2006	3/17/2016

Peter J.A. Cozens, Senior Vice President	5,000	—	27.8500	29.4300	1/2/2002	1/2/2012
	3,750	3,750	31.5400	31.4900	1/2/2003	1/2/2013
	12,500	12,500	38.9000	40.2510	1/2/2004	1/2/2014
	6,250	18,750	43.0300	43.0300	1/3/2005	1/3/2015
	—	25,000	28.0000	28.0400	3/17/2006	3/17/2016

(1)	Between January 2, 1997 and March 17, 2006, the Company granted options to acquire Common Shares to Named Executive Officers at exercise prices ranging from $13.375 to $43.03 per Common Share, as determined in accordance with the plan pursuant to which they were issued. In the case of the 2005 Stock Option Plan, the exercise price was equal to the closing price of the Company’s Common Shares on the trading day prior to the applicable date of grant and in the case of the predecessor plans, dated March 6, 1997, February 15, 2000 and December 22, 2003, the exercise price was the average of the closing prices of a Common Share on each of the ten consecutive trading days prior to the date of determination. All options listed above vest and become exercisable in four equal annual installments on each of the first four anniversaries of the date of grant of the option, and lapse on the tenth anniversary of the date of issue.

The following table sets forth certain information with respect to the Named Executive Officers concerning share grant awards as of December 31, 2006.

	Restricted Share Unit Awards
Name	Number of Shares or Units of Shares That Have Not Vested (#) (1)	Market Value of Shares or Units of Shares That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James P. Bryce, President & Chief Executive Officer	34,453	1,083,547	—	—

John R. Weale, Senior Vice President & Chief Financial Officer	—	—	13,005	409,007

Stephen F. Fallon, Senior Vice President	—	—	15,021	472,410

Peter J.A. Cozens, Senior Vice President	13,022	409,542	—	—

(1)	The market value is based on the Company’s closing sale price on December 29, 2006. Because Messrs. Bryce and Cozens are retirement-eligible, the vesting of their RSUs is deemed not to require any future service.
(2)	The market value is based on the Company’s closing sale price on December 29, 2006. Because Messrs. Weale and Fallon are not retirement-eligible, the vesting of their RSUs is deemed to require future service.

2006 Option Exercises and Restricted Share Units Vested

The following table sets forth the amounts realized by each of the Named Executive Officers in calendar year 2006 as a result of the exercise of share options and the vesting of RSUs.

Name	Option Awards		Restricted Share Unit Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James P. Bryce, President & Chief Executive Officer (1)	—	—	48,377	1,446,413

John R. Weale, Senior Vice President & Chief Financial Officer	3,000	25,980	4,883	175,041

Stephen F. Fallon, Senior Vice President	—	—	6,513	233,462

Peter J.A. Cozens, Senior Vice President (1)	—	—	18,222	548,977

(1)	SFAS 123(R) requires the immediate expensing of share-based awards granted to retirement-eligible employees. RSUs for retirement-eligible employees are deemed not to require future service, as stated in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007, so these were effectively vested as at December 31, 2006. Messrs. Bryce and Cozens are retirement-eligible. Pursuant to the 2003 Stock Incentive Plan, upon the retirement of the grantee of an award of restricted shares units, the grantee’s award to the extent not yet vested will thereupon be 100%
vested.

Post-Employment Benefits

Pension Benefits and Nonqualified Deferred Compensation

Mr. Bryce. Mr. Bryce has entered into an individual pension arrangement with IPCRe, under which he is entitled to a retirement allowance equal to the value of a monthly lifetime benefit commencing upon his attaining age 65. This arrangement is not intended to qualify for tax-favoured treatment under the Code. The annual amount of such benefit will equal 0.925% of Mr. Bryce’s average base pay during the 36 consecutive months out of his last 120 months prior to his termination up to “covered compensation” (described below) plus 1.425% of average base pay during the 36 consecutive months out of his last 120 months prior to his termination in excess of covered compensation, multiplied by his years of credited service after April 1, 1985. His benefit will be reduced by an amount equal to the benefit he accrued as of December 1, 1995 under the AIG U.S. Retirement Plan. “Covered compensation” is 150% of the 35-year average of the U.S. Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last calendar year in which Mr. Bryce turns age 65, but is limited to the U.S. Social Security Wage Base in the year of Mr. Bryce’s retirement. At December 31, 2006, Mr. Bryce’s covered compensation was $94,200. Covered compensation pursuant to Mr. Bryce’s pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. A reduced benefit is payable upon retirement at an earlier age.

Mr. Cozens. Mr. Cozens has entered into an individual pension arrangement with IPCRe, under which he is entitled to a retirement allowance equal to the value of a monthly lifetime benefit commencing upon his attaining age 65. This arrangement is not intended to qualify for tax-favoured treatment under the Code. The annual amount of such benefit will equal 1.75% of Mr. Cozens’ highest average base pay during the 36 consecutive months out of his last 120 months prior to his termination, multiplied by his years of credited service after April 1, 1995, less 1.43% of any governmental Social Security benefit to which he may be entitled multiplied by his years of credited service after April 1, 1995. A reduced benefit is payable upon retirement at an earlier age.

The table below sets forth the actuarial present value of each Named Executive Officer’s accumulated benefit under any applicable pension arrangement.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
James P. Bryce, President & Chief Executive Officer	Individual Pension Arrangement	21.75	1,278,346

John R. Weale, Senior Vice President & Chief Financial Officer	N/A	—	—

Stephen F. Fallon, Senior Vice President	N/A	—	—

Peter J.A. Cozens, Senior Vice President	Individual Pension Arrangement	11.75	590,532

(1)	The assumptions used to calculate the amounts in this column are described in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K, with the following exceptions: retirement age is 65 and future salary increases and increases in the Social Security Wage Base are disregarded. The following information was also used to estimate present values: a discount rate of 5.50% and 6.00% at December 31, 2005 and 2006, respectively; a lump sum rate of 4.68% and 4.85% at December 31, 2005 and 2006, respectively; the form of payment at retirement is a lump sum; historical rates of pay; and the mortality table for lump sum calculation (GATT 2003 (as described in IRS Rev. Ruling 2001-62)).

Nonqualified Deferred Compensation

Mr. Bryce. Mr. Bryce has entered into a deferred compensation arrangement with IPCRe under which he may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code (which was $15,000 in 2006) with respect to plans established under Section 401(k).

Messrs. Weale and Fallon. Messrs. Weale and Fallon have been eligible to participate in the IPCRe Defined Contribution Retirement Plan since January 1, 1997 and May 1, 1998, respectively. Under this plan, which is not intended to qualify for tax-favoured treatment under the Code, each participant defers a portion of his salary (as determined each year) and IPCRe contributes an equal amount, up to 5% of the participant’s salary. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and IPCRe’s contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

Supplemental Executive Retirement Plan. IPCRe has a supplemental executive retirement plan (“SERP”) for the purpose of providing certain retirement benefits to IPCRe’s executive officers and other corporate officers approved by IPCRe’s Board. Under this plan, a participant may contribute a portion of his salary and bonus to the plan and IPCRe contributes 10% of the participant’s salary each year that the plan is in effect, subject to a maximum annual contribution per participant of $20,000. Amounts contributed pursuant to the plan are deemed to be invested, among the investment options available under the SERP, at the discretion of the employee. Participants are fully vested at all times in IPCRe’s contributions on their behalf to the SERP. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

The table below sets forth the executive contributions, the Company’s contributions and the aggregate earnings, withdrawals and balances during 2006 under the nonqualified deferred compensation plans and arrangements described above.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
James P. Bryce, President & Chief Executive Officer (3)	683,800	35,000	507,440	4,408,781

John R. Weale, Senior Vice President & Chief Financial Officer	18,305	38,305	43,282	371,764

Stephen F. Fallon, Senior Vice President	283,050	41,200	289,097	2,469,715

Peter J.A. Cozens, Senior Vice President	—	20,000	11,970	103,770

(1)	The amounts reflected in this column reflect the amount of 2006 salary each of the Named Executive Officers contributed to nonqualified deferred compensation arrangements in 2006. The amounts reflected in this column are also reported as compensation to the Named Executive Officer in the salary column of the Summary Compensation Table on page 30.
(2)	Company contributions and aggregate balances include amounts contributed by IPCRe to nonqualified deferred compensation plans and the SERP in 2007 with respect to fiscal 2006 compensation.
(3)	Includes amounts for Mr. Bryce under his nonqualified deferred compensation plan described above.

Potential Payments By the Company Upon Severance or Change-in-Control

Change in Control and Severance

Upon termination of employment, executive officers may be eligible to receive payments under the Company’s 2003 Stock Incentive Plan and 2005 Stock Option Plan.

Change in Control

The Company’s 2003 Stock Incentive Plan, and 2007 Incentive Plan, if approved by shareholders, provide that all awards granted thereunder shall vest immediately and become due and payable in the event that the Company undergoes a transaction that is deemed to be a change of control. The 2005 Stock Option Plan provides that all options granted thereunder shall vest immediately and become exercisable in the event that the Company undergoes a transaction that is deemed to be a change of control.

A change of control under the 2003 Stock Incentive Plan and the 2005 Stock Option Plan means any of:

•	any person becoming the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

•

a change in the composition of the Board over any two-year period where the Directors serving at the beginning of such period (and any approved new Directors) no longer constitute a majority by the end of the period (subject to certain exceptions);

•

the shareholders of the Company approving a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approving a scheme of arrangement of the Company that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the voting securities of the Company or such surviving and continuing entity outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or

•	the shareholders of the Company approving a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A change of control under the 2007 Incentive Plan is described under “Approval of the IPC Holdings, Ltd. 2007 Incentive Plan” above.

Severance

The Company’s 2003 Stock Incentive Plan provides that, if a grantee’s employment is terminated without cause, the grantee’s award to the extent not yet vested will become 100% vested. The 2005 Stock Option Plan provides that no part of any option may be exercised after the termination of employment of a participant with the Company or any subsidiary, except that: (i) if the termination of employment is at or after normal retirement age or due to disability, any portion of an option, whether or not exercisable at the time of such termination, may be exercised by the participant at any time within the term of the option; and (ii) if such termination of employment is not at or after normal retirement age or due to disability or death, with the approval of the Board, any portion of an option may be exercised by the participant within such period as the Board may determine after such termination, but only to the extent such option was exercisable at the time of such termination unless the Board otherwise determines. The effects of a grantee’s termination of employment in respect of grants under the 2007 Incentive Plan, if approved by shareholders, are described under “Approval of the IPC Holdings, Ltd. 2007 Incentive Plan—Key Features of the 2007 Incentive Plan”.

The Named Executive Officers are fully vested in the SERP and would be entitled to receive their full account balance upon the termination of their employment. Messrs. Bryce and Cozens are fully vested in their respective individual pension arrangements and would be entitled to receive the applicable account balance in accordance with the amounts shown in the following table, upon the termination of their employment.

The following table quantifies certain amounts that would be payable to Named Executive Officers. The amounts reflected in the table assume a December 31, 2006 termination of employment. The payments and benefits shown in the table in respect of Messrs Bryce and Cozens reflect their status as retirement-eligible employees as of December 31, 2006. As described above, the Company has not made any awards under the 2007 Incentive Plan and it does not currently expect to do so until the fiscal year beginning on January 1, 2008. Any such awards may result in an amount payable to Named Executive Officers as described above.

		Before Change in Control	After Change in Control (1)	Before Change in Control	After Change in Control (1)
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Termination for Cause or w/o Good Reason ($)	Termination for Cause or w/o Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($) (1)
James P. Bryce, President & Chief Executive Officer	Share option vesting acceleration (2)	—	138,000	—	138,000	—	138,000	138,000	138,000
	Restricted share unit vesting acceleration (3)	1,083,547	1,083,547	—	1,083,547	1,083,547	1,083,547	1,083,547	1,083,547
	Individual Pension Arrangement	767,008	1,278,346	767,008	1,278,346	967,097	483,548	1,278,346	1,278,346
	Supplementary Executive Retirement Plan (4)	627,506	627,506	627,506	627,506	627,506	627,506	627,506	627,506
	Individual Deferred Compensation Arrangement	3,781,275	3,781,275	—	3,781,275	3,781,275	3,781,275	3,781,275	3,781,275

John R. Weale, Senior Vice President & Chief Financial Officer	Share option vesting acceleration (2)	—	86,250	—	86,250	—	86,250	86,250	86,250
	Restricted share unit vesting acceleration	—	409,007	—	409,007	—	409,007	409,007	409,007
	Supplementary Executive Retirement Plan (4)	103,835	103,835	103,835	103,835	103,835	103,835	103,835	103,835
	International Plan Level 1	267,929	267,929	267,929	267,929	267,929	267,929	267,929	267,929

Stephen F. Fallon, Senior Vice President	Share option vesting acceleration (2)	—	86,250	—	86,250	—	86,250	86,250	86,250
	Restricted share unit vesting acceleration	—	472,410	—	472,410	—	472,410	472,410	472,410
	Supplementary Executive Retirement Plan (4)	247,952	247,952	247,952	247,952	247,952	247,952	247,952	247,952
	Individual Deferred Compensation Arrangement	2,221,763	2,221,763	—	2,221,763	2,221,763	2,221,763	2,221,763	2,221,763

Peter J.A. Cozens, Senior Vice President	Share option vesting acceleration (2)	—	86,250	—	86,250	—	86,250	86,250	86,250
	Individual Pension Arrangement	590,532	590,532	590,532	590,532	590,532	295,266	590,532	590,532
	Restricted share unit vesting acceleration (3)	409,542	409,542	—	409,542	409,542	409,542	409,542	409,542
	International Plan Level 2	103,770	103,770	103,770	103,770	103,770	103,770	103,770	103,770

(1)	In the event of a change in control, all outstanding share option awards will be fully exercisable and vested. The definition of a “Change in Control” is located in the section titled “Change in Control and Severance”. The intrinsic value (i.e., the amount by which the trading price of the underlying share exceeds the strike price for the option to acquire such share) of the unvested share options held by each Named Executive Officer as of December 29, 2006 that would become vested upon the occurrence of one of the events described in the preceding sentence is shown above.
(2)	Calculated based on the difference between the closing price of the Company’s Common Shares on December 29, 2006 ($31.45) and the exercise price of unvested share options as of such date. Pursuant to the 2005 Stock Option Plan, if termination of employment is at or after normal retirement age or due to disability (as defined in the plan), any portion of an option, whether or not exercisable at the time of such termination, may be exercised by the participant at any time within the term of the option; and if such termination of employment is not at or after normal retirement age or due to disability or death, with the approval of the Board, any portion of an option may be exercised by the participant within such period as the Board may determine after such termination, but only to the extent such option was exercisable at the time of such termination unless the Board otherwise determines. Messrs. Bryce and Cozens are retirement-eligible. Pursuant to the 2005 Stock Option Plan, in the event of the death of the participant (whether during or after the termination of his employment) any portion of an option exercisable at the time of death may be exercised within 12 months after the death of the participant (but in no event after the expiration of the term of the option) by the person or persons to whom the participant’s rights under such option are transferred by will or the laws of descent and distribution. In the event of the death of the participant during his or her employment but prior to the time an option would normally become fully exercisable, such option shall be considered fully exercisable at the time of the death.
(3)	SFAS 123(R) requires the immediate expensing of share-based awards granted to retirement-eligible employees. Restricted share units for retirement-eligible employees are deemed not to require future service, as stated in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007, so these were effectively vested as at December 31, 2006. Messrs. Bryce and Cozens are retirement-eligible. Pursuant to the 2003 Stock Incentive Plan, upon the retirement of the grantee of an award of restricted share units or if the employment of the grantee of such an award is terminated by death or disability (as defined in the Company’s long-term disability plan, as in effect from time to time), the grantee’s award to the extent not yet vested will thereupon be 100% vested.
(4)	The Named Executive Officers are fully vested in the Company’s Supplementary Executive Retirement Plan and are entitled to receive their full account balance upon termination of employment.

Compensation Committee Report

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

We have reviewed and discussed with management and Watson Wyatt the Compensation Discussion and Analysis included in this Proxy Statement. Based on these reviews and discussions, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Compensation Committee

C.E. James (Chairman)

K. L. Hammond

F. Mutch

A.P.D. Lancaster

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The role of the Audit Committee is to assist the Board in its oversight of IPC’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the applicable listing standards of The Nasdaq Global Select Market.

The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 20, 2004. A copy of the Charter of the Audit Committee is available on the Company’s website at http://www.ipcre.bm under “Financial Information—Corporate Governance.” As set forth in the Audit Committee’s Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC’s financial statements, IPC’s accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC’s financial statements, reviews of IPC’s quarterly financial statements, annually auditing management’s assessment of the effectiveness of internal controls over financial reporting and other procedures. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in IPC’s Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the SEC.

Audit Committee

K.L. Hammond (Chairman)

P.S. Christie

A.P.D. Lancaster

F. Mutch

SHAREHOLDER COMMUNICATION

Shareholders may communicate directly with members of the Board by writing to the Board, as a group or individually, at the executive offices of the Company. Except as provided below, if any written communication is received by the Company and addressed to: The Board of Directors of IPC Holdings, Ltd., any committee of the Board or one or more named Directors (or addressed to the Secretary of the Company with a request to be forwarded to one or more members of the Board), the Secretary of the Company shall be responsible for promptly forwarding the correspondence to the appropriate Board member(s). Obvious marketing materials or other general solicitations will not be forwarded. The Board will generally respond in writing, or cause the Company to respond, to bona fide shareholder communications that express legitimate concerns or questions about IPC.

The Company’s policy on Directors attending the Annual General Meeting is that all Directors should be invited but are not required to attend. Messrs. Hammond and Mutch attended the 2006 Annual General Meeting.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL GENERAL MEETING

If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2008 Annual General Meeting or propose a nominee for the Board, please send it to the Secretary, IPC Holdings, Ltd., 29 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 28, 2007 to be eligible for inclusion in the 2008 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2008 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified of such proposal by March 17, 2008.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by Directors, officers and employees, personally or by telephone or e-mail. Proxy Cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $60,000 plus out-of-pocket expenses.

OTHER MATTERS

Other than the approval of the minutes from the 2006 Annual General Meeting, your Board does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such Directors, executive officers and shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Purchases and sales of the Company’s equity securities by such persons are published on the Company’s website.

Based on a review of the copies of such reports, and on written representations from the Company’s Directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to the Company’s Directors, executive officers and shareholders were complied with during fiscal 2006.

ADDITIONAL INFORMATION

The Company will furnish, without charge to any shareholder, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules incorporated therein by reference to the Company’s Annual Report to Shareholders but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2006, filed with the SEC. A copy of such report may be obtained upon written request to the Company at 29 Richmond Road, Pembroke HM 08, Bermuda, Attention: Melanie J. Saunders, Secretary. Each such request must include a representation that, as of April 11, 2007, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company’s filings with the SEC, can be accessed through the Company’s website at http://www.ipcre.bm under “Financial Information.”

Appendix A

PROPOSED GRANT OF AUTHORITY TO FILL

BOARD VACANCIES

(Item B on Proxy Card)

RESOLVED that, until the date of the next Annual General Meeting, any vacancy on the Board not filled at this Annual General Meeting, and any vacancy on the Board arising as a result of any increase in the size of the Board, may be filled at the discretion of the Board.

A-1

Appendix B

IPC HOLDINGS, LTD.

2007 INCENTIVE PLAN

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the IPC Holdings, Ltd. 2007 Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, prospective employees and directors of IPC Holdings, Ltd. (the “Company”) and its subsidiaries and other affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and other affiliates.

1.2 Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with, or relating to, an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (i) if a Grantee is a party to an employment agreement with the Company or any of its subsidiaries or other affiliates that defines such term, the meaning of such term under such employment agreement or (ii) otherwise, the meaning as determined by the Committee in its discretion or as set forth in an Award Agreement.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means a committee of the Board selected by the Board to administer the Plan.

(g) “Common Shares” means each of the Company’s common shares, par value U.S. $0.01 per share.

(h) “Deferred share unit” means an award of share units, which may be payable in cash, Common Shares or a combination thereof and which is awarded in conjunction with the voluntary or mandatory deferral of, or in lieu of, all or a portion of a Grantee’s cash bonus award.

(i) “Disability” shall have the meaning ascribed under the Company’s long term disability plan.

(j) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” of Common Shares on any date shall be (i) when the Company’s Common Shares are publicly traded, the closing price of a Common Share on the principal securities exchange on which the Common Shares are listed, or (ii) if the Company’s Common Shares are not so listed, the average of the bid and asked prices of a Common Share as otherwise quoted on any trading system selected by the Committee.

(l) “Grantee” means a person who receives an Award.

(m) “Key Persons” means directors and employees of the Company or its subsidiaries or other affiliates.

(n) “Option Exercise Price” means the amount payable by a Grantee upon the exercise of a share option.

(o) “Performance shares” means Common Shares issued or transferred to a Grantee upon the attainment of performance goals specified or determined in accordance with the applicable Award Agreement.

(p) “Performance share units” means share units issued to a Grantee upon the attainment of performance goals specified or determined in accordance with the applicable Award Agreement.

(q) “Restricted shares” means Common Shares issued or transferred to a Grantee which are subject to such restrictions and/or conditions as may be specified or determined in accordance with, the applicable Award Agreement.

(r) “Restricted share units” means share units issued to a Grantee which are subject to such restrictions and/or conditions as may be specified in, or determined in accordance with, the applicable Award Agreement.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act and any successor thereto.

(t) “Share units” means an award intended to mirror the economic value of a Common Share (i.e., an award that will mirror the value and will increase or decrease in value in the same manner as a Common Share).

(u) “Termination of Employment” means, unless otherwise determined by the Committee, a Grantee ceasing employment with the Company and its subsidiaries and other affiliates (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company as a director or otherwise). The Committee in its discretion may determine (i) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iii) when a change in a Grantee’s association with the Company and its subsidiaries and other affiliates constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case.

1.3 Administration

(a) The Plan shall be administered by the Committee, which shall consist of not less than three directors of the Company.

(b) The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the “Committee”) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee. Unless otherwise provided in an Award Agreement, the Committee will have the authority, in its absolute discretion, to amend any outstanding Award Agreement in any respect, whether or not the rights of the Grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the Grantee’s circumstances.

(c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by all of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or other affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or to the extent otherwise prohibited by applicable law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum of Association or Bye-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5 Types of Awards Under the Plan

Awards may be made under the Plan in the form of share options, share appreciation rights, restricted shares, restricted share units, performance shares and share units and other share-based Awards, as set forth in Article II.

1.6 Shares Available for Awards

(a) Total shares available. The total number of Common Shares, which may be issued or transferred pursuant to Awards granted under the Plan shall not exceed 3,500,000 shares, including such number of shares, not to exceed 1,330,830, which were originally authorized for issuance under the Company’s Stock Option Plan, as amended effective June 10, 2005 (the “Stock Option Plan”). Upon shareholder approval of this Plan, the foregoing number of shares originally authorized under the Stock Option Plan shall cease to be available for issuance under the Stock Option Plan and shall be available for issuance under this Plan. Such shares may be authorized but unissued Common Shares or authorized and issued Common Shares previously acquired by the Company. The Committee may direct that any share certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Common Shares, Common Shares are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or Common Shares owned by a Grantee are tendered to pay the exercise price of options or other Awards granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for issue or transfer pursuant to Awards granted or to be granted under this Plan. Any Common Shares delivered by the Company, any Common Shares with respect to which Awards are made by the Company and any Common Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for issue or transfer pursuant to Awards under this Plan.

(b) Adjustments. The Committee will adjust the number of Common Shares authorized pursuant to Section 1.6(a) and will adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of Common Shares covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to Grantees of Awards, for any increase or decrease in the number of issued Common Shares resulting from a recapitalization, share split, share subdivision, share dividend, bonus issue, share consolidation, combination or exchange of Common Shares, amalgamation, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company. After any adjustment made pursuant to this Section 1.6(b), the number of Common Shares subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Payments or transfers to be made by the Company upon the exercise, payment or settlement of an Award may be made in such form as the Committee shall determine, including cash, Common Shares, other securities, other Awards or other property and may be made in a single payment, transfer or settlement, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by Common Shares) may be extended or guaranteed by the Company with respect to Awards.

2.2 No Rights as a Shareholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of such shares to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3 Grant of Share Options and Share Appreciation Rights

(a) The Committee may grant share options to purchase Common Shares from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(b) The Committee may grant share appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Share appreciation rights may be granted in connection with all or any part of, or independently of, any share option granted under the Plan. A share appreciation right may be granted at or after the time of grant of such option.

(c) The Grantee of a share appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a Common Share on the date of exercise of the share appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement, which shall be at least 100% of the Fair Market Value of a Common Share on the date the share appreciation right is granted, (or over the option exercise price if the share appreciation right is granted in connection with a share option), multiplied by (iii) the number of shares with respect to which the share appreciation right is exercised. Payment to the Grantee upon exercise of a share appreciation right shall be made in cash or in Common Shares (valued at their Fair Market Value on the date of exercise of the share appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a share appreciation right granted in connection with a share option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the share appreciation right is exercised. Upon the exercise of a share option in connection with which a share appreciation right has been granted, the number of shares subject to the share appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

(d) Each Award Agreement with respect to a share option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of Common Shares on the date the option is granted.

(e) Each Award Agreement with respect to a share option or share appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion.

2.4 Exercise of Share Options and Share Appreciation Rights

Each share option or share appreciation right granted under the Plan shall be exercisable as follows:

(a) A share option or share appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) Unless the applicable Award Agreement otherwise provides, a share option or share appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A share appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A share option or share appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Any written notice of exercise of a share option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement (A) by delivery of Common Shares (which, if acquired pursuant to the exercise of a share option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option Exercise Price and cash for any remaining portion of the Option Exercise Price, or (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a share appreciation right for which payment will be made partly or entirely in Common Shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the Common Shares for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee’s broker-dealer.

2.5 Cancellation and Termination of Share Options and Share Appreciation Rights

The Committee may, at any time and in its sole discretion, determine that any outstanding share options and share appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and share appreciation rights not granted in connection with an option) may receive for each Common Share subject to such Award a cash payment (or the delivery of shares, other securities or a combination of cash, shares and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Common Shares and the exercise price per share multiplied by the number of Common Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the share options and share appreciation rights will be canceled and terminated without payment therefor.

2.6 Termination of Employment

(a) No part of any option or share appreciation right may be exercised after a Grantee’s Termination of Employment, except that:

(i) If such Termination of Employment is at or after normal retirement age or due to Disability or death, any portion of an option or share appreciation right, whether or not exercisable at the time of such termination, may be exercised by the Grantee (or the Grantee’s estate, as the case may be) at any time within the term of the option or share appreciation right; and

(ii) If such Termination of Employment is not at or after normal retirement age or due to Disability or death, any portion of an option or share appreciation right may be exercised by the Grantee within such period as the Committee may determine after such termination, but only to the extent such option or share appreciation right was exercisable at the time of such Termination of Employment, unless the Committee otherwise determines.

(b) Any exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s personal representative or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.7 Grant of Restricted Shares

(a) The Committee may grant restricted Common Shares to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted share Awards may be made independently of or in connection with any other Award.

(b) The Company shall issue in the Grantee’s name the Common Shares covered by the Award. Upon the issuance of such share(s), the Grantee shall have the rights of a shareholder with respect to the restricted share, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement. Unless the applicable Award Agreement provides otherwise, (i) in the event of the Grantee’s Termination of Employment due to death or Disability, all transfer restrictions on the Grantee’s then issued and outstanding restricted shares shall lapse on the date of Termination of Employment and (ii) in the event of the Grantee’s Termination of Employment for any reason, any shares of restricted shares that have not vested under the terms of the Award Agreement shall be repurchased or acquired by the Company as treasury shares for an aggregate price of US$1.00. The Committee at any time may accelerate the lapse of any transfer restrictions on restricted shares and otherwise waive or amend any conditions of an Award of restricted shares.

(c) Unless the Committee shall otherwise determine, any certificate issued evidencing restricted shares shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d) Restricted shares may not be voluntarily or involuntarily sold, assigned, transferred, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise, except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional Common Shares or other property distributed to the Grantee in respect of restricted shares, as dividends, bonus issues or otherwise, shall be subject to the same restrictions applicable to such restricted shares.

(e) During the ninety (90) days following the Grantee’s Termination of Employment for any reason, the Company shall have the right, with respect to any restricted shares that have not been repurchased or acquired as treasury shares, to require the repurchase or acquisition as treasury shares of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee’s estate) in cash any amount paid by the Grantee for such shares.

2.8 Grant of Restricted Share Units

(a) The Committee may grant Awards of restricted share units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Unless otherwise provided in an Award Agreement, Awards of restricted share units shall vest ratably on each of the first four anniversaries of the date of grant; provided, however, that in the event of a Grantee’s Termination of Employment due to death or Disability, each of the Grantee’s then outstanding Awards of restricted share units shall vest as of the date of Termination of Employment. Restricted share units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted share units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless the applicable Award Agreement provides otherwise, in the event of the Grantee’s Termination of Employment for any reason, restricted share units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted share units.

(c) At the time of grant, the Committee shall specify the delivery date applicable to each grant of restricted share units, which may be determined at the election of the Grantee. Such date shall be later than the vesting date or dates of the Award. On the delivery date, the Company shall issue or transfer to the Grantee one unrestricted, fully transferable Common Share for each vested restricted share unit scheduled to be paid out on such date and as to which all other conditions to the issue or transfer have been fully satisfied. At the time of grant, the Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such Common Share.

2.9 Grant of Performance Shares and Share Units

The Committee may grant awards of performance shares in the form of actual Common Shares or share units having a value equal to an identical number of Common Shares to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion and set forth in the applicable Award Agreement, subject to the provisions of the Plan. In the event that a share certificate is issued in respect of performance shares, such certificate shall be issued in the name of the Grantee but shall be held by the Company until the time the performance shares are deemed by the Committee to have been earned. The performance conditions and the length of the performance period shall be determined by the Committee and set forth on a schedule to the Grantee’s Award Agreement, which schedule may be amended by the Committee from time to time as it determines in its discretion. Unless otherwise provided in an Award Agreement, the performance period for Awards of performance shares or performance share units shall be the three year period following the date of grant. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Shares, or a combination of cash and Common Shares.

2.10 Other Share-Based Awards

The Committee may grant other types of share-based Awards (including, but not limited to, deferred share units) to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the issue or transfer of actual Common Shares, or payment in cash or otherwise of amounts based on the value of Common Shares.

2.11 Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the Common Shares covered by such Award if such shares were then issued and outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in Common Shares, in other Awards or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

(a) The Board may at any time terminate the Plan with respect to any Common Shares of the Company not at the time subject to an Award, and may from time to time alter or amend the Plan or any part thereof, provided that, if so provided in the applicable Award Agreement, no change may be made in any Award theretofore granted which would impair the rights of a Grantee without the consent of such Grantee, and provided further, that no alteration or amendment may be made without the approval of shareholders if such approval is required by any applicable law, rule or regulation or any stock exchange requirement. No Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except as otherwise provided under Section 1.6(b)), if the effect would be to reduce the exercise price for the shares underlying such award. In addition, the Committee may not cancel an outstanding option or share appreciation right that has an exercise price per share that is greater than the then Fair Market Value of a Common Share for the purpose of granting a replacement award of a different type without shareholder approval.

3.2 Tax Withholding

(a) As a condition to the receipt of any Common Shares pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, U.S. FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) If the event giving rise to the withholding obligation is an issue or transfer of Common Shares, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the

Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

(a) If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of Common Shares or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the Common Shares on any securities exchange.

3.4 Nonassignability; No Hedging

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will, by the laws of descent and distribution or as specified in a qualified domestic relations order as defined in Rule 16a-12 under the Exchange Act, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 will be null and void and any Award which is hedged in any manner will immediately be forfeited. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any Award to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children). All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.5 Change in Control; Successor Entity

(a) Notwithstanding anything herein to the contrary, all Awards shall vest and any transfer restriction on any Award shall lapse immediately and such Awards shall become exercisable in the event a Grantee experiences a Termination of Employment (other than a termination for Cause) within twelve (12) months following a “Change of Control”, which shall be deemed to occur if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries or other affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or other affiliates, an underwriter or distributor temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then issued and outstanding securities (“Voting Securities”); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this sentence) whose appointment by the Board or nomination for appointment by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at such time or whose appointment or nomination for appointment was previously so approved, cease for any reason to constitute a majority thereof; (iii) consummation of a merger, consolidation, amalgamation, reorganization or other business combination or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, amalgamation, reorganization, business combination or scheme of arrangement which would result in the Voting Securities of the Company issued and outstanding immediately prior thereto continuing to represent (either by remaining issued and outstanding or by being converted into Voting Securities of the continuing or surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such continuing or surviving entity issued and outstanding immediately after such merger, consolidation, amalgamation, reorganization, business combination or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b) Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, amalgamation, reorganization, other business combination or a scheme of arrangement of the Company with or into any other entity (“Successor Entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Shares of the Company, or all or substantially all of the assets of the Company, outstanding Awards may be assumed by or a substantially equivalent award may be substituted by such Successor Entity or a parent or subsidiary of such Successor Entity.

3.6 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company or any of its subsidiaries or other affiliates may have to terminate such employment or association at any time (with or without Cause).

3.7 Nature of Payments

Any and all grants of Awards and issuances of Common Shares under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.8 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.9 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10 Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.11 Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.12 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.

3.13 Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.14 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder.

3.15 Section 409A Payment Delay.

Notwithstanding any provision to the contrary herein, to the extent any payment to be made pursuant to an Award in connection with a Termination of Employment of an Employee would be subject to the additional tax of Section 409A of the Code, the payment will be delayed until six months after such a termination (or earlier death or disability (within the meaning of Section 409A of the Code)).

3.16 Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any

Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.17 Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18 Date of Adoption and Approval of Shareholders

The Plan was adopted on April 24, 2007 by the Board and approved and ratified by the shareholders of the Company at the 2007 Annual General Meeting of Shareholders.

Appendix C

PROPOSALS TO AMEND THE COMPANY’S BYE-LAWS

TO REMOVE PROVISIONS RELATING TO AIG

(Item E on Proxy Card)

RESOLVED that the Bye-laws of the Company be amended as follows:

(i)	In Bye-law 1(1), by deleting paragraph (d), paragraph (e) and paragraph (hh);

(ii)	In Bye-law 10, by deleting the struck-through text as follows (it being recognized that the current Bye-law 10(3) is proposed to be further amended by separate resolution):

(3)	Restrictions on repurchases

If the Company purchases shares pursuant to this Bye-law 10, it shall do only in a manner it believes would not result, upon consummation of such purchase, in ~~(i)~~ the number of total Controlled Shares of any Person ~~other than an AIG Person,~~ as a percentage of the shares of the Company, increasing to ten percent (10%) or any higher percentage ~~or (ii) an AIG Person becoming or continuing to be a United States 25% Shareholder, in each case (i) and (ii)~~ on an Unadjusted Basis.

(iii)	In Bye-law 53(2) by deleting the struck-through text as follows:

“(2) Notwithstanding the foregoing provisions of this Bye-law, the Company shall not issue any shares in a manner that the Board believes would cause, by reason of such issuance, ~~(i)~~ the total Controlled Shares of any Person ~~other than an AIG Person~~ to equal or exceed ten percent (10%) of the shares of the Company ~~or (ii) an AIG Person to become or continue to be a United States 25% Shareholder, in each case (i) and (ii)~~ on an Unadjusted Basis~~; PROVIDED, however, that, paragraph (ii) of this Bye-law 53(2) notwithstanding, the Company may issue shares in a manner and amount that would cause an AIG Person to become or continue to be a United States 25% Shareholder upon the exercise of the AIG Option, in part or in full, in accordance with its terms~~.”

(iv)	In Bye-law 63(2) by deleting the struck-through text as follows:

“(2) The Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be ~~(i)~~ to increase the number of total Controlled Shares of any Person ~~other than an AIG Person~~ to ten percent (10%) or any higher percentage of the shares of the Company ~~or (ii) that an AIG Person would become or continue to be a United States 25% Shareholder, in each case (i) and (ii)~~ on an Unadjusted Basis.”

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Appendix D

PROPOSAL TO AMEND THE COMPANY’S BYE-LAWS

(Item F on Proxy Card)

RESOLVED that the Bye-laws of the Company be amended as follows:

Repurchases and Treasury Shares

(i)	In Bye-law 1(1), by inserting the following definitions in alphabetical order and re-lettering the paragraphs accordingly:

“repurchase” in relation to shares of the Company includes the purchase by the Company of its own shares, the redemption by the Company of its own shares and the acquisition by the Company of Treasury Shares;

“Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

(ii)	In Bye-law 10, by inserting the underlined text and deleting the struck-through text as follows (it being recognized that the current Bye-law 10(3) is proposed to be further amended by separate resolution):

10.	Power to repurchase shares of the Company

(1) Power to Repurchase Shares of the Company

The Company may repurchase its own shares in accordance with the Act on such terms as the Board shall think fit.

(~~1~~2) Exercise of Power to Repurchase Shares of the Company

The Board may exercise all the powers of the Company to repurchase all or any part of its own shares pursuant to Sections 42, ~~and~~ 42A and 42B of the Act or to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

(~~2~~3) Unilateral Repurchase Right

Subject to Sections 42A and 42B of the Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided, that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its repurchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to repurchase or assign its right to repurchase such Member’s shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

In the event that the Company or its assignee(s) determines to repurchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any

D-1

intention to repurchase or the conclusion of any repurchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

(~~3~~4) Restrictions on repurchases

If the Company ~~redeems or~~ repurchases shares pursuant to this Bye-law 10, it shall do so only in a manner it believes would not result, upon consummation of such ~~redemption or~~ repurchase, in (i) the number of total Controlled Shares of any Person other than an AIG Person, as a percentage of the shares of the Company, increasing to ten percent (10%) or any higher percentage or (ii) an AIG Person becoming or continuing to be a United States 25% Shareholder, in each case (i) and (ii) on an Unadjusted Basis.

(iii)	By adding the following as a new Bye-law 51(4):

“(4) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company (including, without limitation, the calculation of the quorum and majority vote required to approve an amalgamation).”

Transfer Without Written Instrument

(i)	By adding the following as a new Bye-law 62(3):

“(3) Shares may be transferred without a written instrument if transferred by an Appointed Agent or otherwise in accordance with the Act.”

Deemed Notice

(i)	In Bye-law 84, by renumbering the existing provision as Bye-law 84(1) and by inserting the following as a new Bye-law 84(2):

“(2) Notwithstanding Bye-law 84(1), notice shall be deemed to have been served ten (10) days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.”

D-2

IPC Holdings, Ltd.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 6.

1. Item A – Election of Nominees: to elect Directors of the Company to hold office until the Company’s next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

	For	Withhold		For	Withhold		For	Withhold
01 – Frank Mutch	[ ]	[ ]	02 – James P. Bryce	[ ]	[ ]	03 – Peter S. Christie	[ ]	[ ]
	For	Withhold		For	Withhold		For	Withhold
04 – Kenneth L. Hammond	[ ]	[ ]	05 – Dr. the Honourable Clarence E. James	[ ]	[ ]	06 – Antony P.D. Lancaster	[ ]	[ ]

To cumulate votes, place the number of votes for a director on the line next to such director’s name.

		For	Against	Abstain			For	Against	Abstain
2.	Item B – Authorization of the Board to fill Board vacancies: to authorize the Board to fill any vacancy in their number not filled at a general meeting or arising as a result of an increase in the size of the Board.	[ ]	[ ]	[ ]	3.	Item C – Re-appointment and Remuneration of Independent Auditors: to approve the re-appointment of KPMG as the Company’s independent auditors until the close of the Company’s next Annual General Meeting and to authorize the Audit Committee to set the auditors’ compensation.	[ ]	[ ]	[ ]
		For	Against	Abstain			For	Against	Abstain
4.	Item D – Approval and Ratification of the IPC Holdings, Ltd. 2007 Incentive Plan.	[ ]	[ ]	[ ]	5.	Item E – Amendment of Bye-laws: to approve the amendment of the Company’s Bye-laws to remove out-of- date provisions relating to American International Group, Inc.	[ ]	[ ]	[ ]
		For	Against	Abstain
6.	Item F – Amendment of Bye-laws: to approve the amendment of the Company’s Bye-laws to modernize the Bye-laws.	[ ]	[ ]	[ ]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – IPC Holdings, Ltd.

Meeting Details

Proxy Solicited by Board of Directors of IPC Holdings, Ltd. (the “Company”) in connection with the Company’s

Annual General Meeting of Shareholders to be held on June 22, 2007 (the “Annual General Meeting”) at the American

International Building, 29 Richmond Road, Pembroke, Bermuda

The undersigned shareholder of the Company hereby appoints Frank Mutch or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company (“Common Shares”) held of record on April 11, 2007 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.

B    Non-Voting Items

Change of Address — Please print your new address below.	Email — Please print your comments below.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box